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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ARBOR REALTY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
As filed with the Commission on April 11, 2017

Arbor Realty Trust, Inc.

April 11, 2017

Dear Fellow Stockholders:

        On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of stockholders of Arbor Realty Trust, Inc. to be held at the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York, on May 17, 2017, at 11:00 a.m., local time. The matters to be considered by the stockholders at the annual meeting are described in detail in the accompanying materials.

        It is important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person.

        Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided.

Sincerely,

IVAN KAUFMAN Chairman and Chief Executive Officer and President

Arbor Realty Trust, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 17, 2017

THE PROXY STATEMENT AND ANNUAL REPORT TO SECURITY HOLDERS ARE AVAILABLE AT:

http://www.arbor.com

Notice of Annual Meeting of Stockholders
To Be Held on May 17, 2017

To the Stockholders of Arbor Realty Trust, Inc.:

        The annual meeting of stockholders of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), will be held at the Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York, on May 17, 2017, beginning at 11:00 a.m., local time. Directions to attend the annual meeting and vote in person are available on our website, www.arbor.com, under the heading "Investor Relations" or can be obtained by calling our main telephone number, 1-516-506-4200.

        The matters to be considered and voted upon by stockholders at the annual meeting, which are described in detail in the accompanying materials, are:

  (1)
  The election of three Class II directors, each to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify;

  (2)
  A proposal to amend and restate the Company's 2014 Omnibus Stock Incentive Plan (the "Stock Incentive Plan") to authorize the issuance of an additional 5,000,000 shares of the Company's common stock as grants of restricted stock, restricted stock units or underlying stock options under the Stock Incentive Plan;

  (3)
  The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2017;

  (4)
  An advisory vote to approve the compensation of the Company's named executive officers as disclosed in this proxy statement;

  (5)
  An advisory vote on the frequency of future advisory votes to approve the compensation of the Company's named executive officers; and

  (6)
  The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        Stockholders of record at the close of business on April 4, 2017 will be entitled to receive notice of and to vote at the annual meeting. It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. A proxy statement, proxy card, self-addressed envelope and Annual Report to Stockholders for the fiscal year ended December 31, 2016 accompany this notice. Whether or not you plan to attend the annual meeting in person, please complete, date and sign the proxy card. Please return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

April 11, 2017	JOHN J. BISHAR, JR.
Uniondale, New York	Corporate Secretary

Arbor Realty Trust, Inc.
333 Earle Ovington Boulevard
Suite 900
Uniondale, New York 11553
(516) 506-4200

 PROXY STATEMENT

 FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2017

Page
General Information Concerning Solicitation and Voting	3
Board of Directors	9
Audit Committee Report and Disclosures	19
Executive Officers	20
Executive Compensation	23
Security Ownership of Certain Beneficial Owners and Management	38
Certain Relationships and Related Transactions	41
Proposal No. 1: Election of Directors	46
Proposal No. 2: Amendment and Restatement of the Company's 2014 Omnibus Stock Incentive Plan to Authorize an Additional 5,000,000 Shares of the Company's Common Stock for Issuance under the Plan	47
Proposal No. 3: Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2017	53
Proposal No. 4: Advisory Vote on Named Executive Officer Compensation	55
Proposal No. 5: Advisory Vote on the Frequency of Future Advisory Votes on Non-Binding Resolutions to Approve the Compensation of our Named Executive Officers	56
Stockholder Proposals for 2018	57
Other Matters	57

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement, the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Arbor Realty Trust, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held on May 17, 2017, at 11:00 a.m., local time, and any adjournments or postponements thereof.

        "We," "our," "us," and "the Company" each refers to Arbor Realty Trust, Inc. The Company is externally managed and advised by Arbor Commercial Mortgage, LLC, which we refer to as "Arbor Commercial Mortgage," "our Manager" or "ACM."

        The mailing address of our executive office is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed on or about April 11, 2017 to holders of our common stock, par value $0.01 per share, and special voting preferred stock, par value $0.01 per share, of record at the close of business on April 4, 2017. Our outstanding shares of common stock and special voting preferred stock are the only securities entitled to vote at the annual meeting, and we referred to these securities, collectively, as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2016.

        A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

Matters to be Considered at the Annual Meeting

        At the annual meeting, our stockholders will consider and vote upon:

  (1)
  The election of three Class II directors, each to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify;

  (2)
  A proposal to amend and restate the Company's Stock Incentive Plan to authorize the issuance of an additional 5,000,000 shares of the Company's common stock as grants of restricted stock, restricted stock units or underlying stock options under the Stock Incentive Plan;

  (3)
  The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2017;

  (4)
  An advisory vote to approve the compensation of the Company's named executive officers as disclosed in this proxy statement;

  (5)
  An advisory vote on the frequency of future advisory votes to approve the compensation of the Company's named executive officers; and

  (6)
  The transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        This proxy statement, form of proxy and voting instructions are being mailed starting on or about April 11, 2017.

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our Board of Directors (the "Board" or the "Board of Directors"). The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of voting securities held of record at the close of business on April 4, 2017 and will provide reimbursement for the cost of forwarding the material. In addition, we have engaged Alliance Advisors LLC to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at a cost of approximately $7,000 plus reasonable out-of-pocket expenses.

Stockholders Entitled To Vote

        As of the close of business on April 4, 2017, there were 51,850,250 shares of our common stock and 21,230,769 shares of our special voting preferred stock outstanding and entitled to vote. Each share of our common stock and special voting preferred stock entitles the holder to one vote. Stockholders of record at the close of business on April 4, 2017 are entitled to attend and vote at the annual meeting or any adjournment or postponement thereof.

Required Quorum/Vote

        A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present, in person or by proxy. If you have returned a valid proxy or if you hold your shares of our voting securities in your own name as holder of record and you attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting or the stockholders entitled to vote at the annual meeting, present in person or by proxy, to a date not more than 120 days after the record date without notice other than announcement at the meeting.

        Abstentions and broker non-votes will be counted in determining the presence of a quorum. "Broker non-votes" occur when a bank, broker or other nominee holding shares for a beneficial owner returns a properly executed proxy but does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the "NYSE"), banks, brokers and other nominees who hold shares in "street name" may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Banks, brokers and other nominees that do not receive instructions are not entitled to vote on (i) the election of directors contained in Proposal No. 1 (ii) the proposal to amend and restate the Company's Stock Incentive Plan contained in Proposal No. 2, (iii) the advisory vote on executive compensation contained in Proposal No. 4; or (iv) the advisory vote on the frequency of future advisory votes on executive compensation contained in Proposal No. 5, but may vote on ratification of the appointment of the independent registered public accounting firm contained in Proposal No. 3.

        Election of each of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of all the votes cast in the election of directors at the annual meeting by holders of our voting securities. The director nominees receiving the highest number of affirmative votes will be elected directors. Shares represented by properly executed and returned proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors' nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

        Approval of the amendment and restatement of the Company's Stock Incentive Plan, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities; provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the Stock Incentive Plan, abstentions and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.

        Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2017, as specified in Proposal No. 3, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. If this appointment is not ratified by holders of our voting securities, the Audit Committee and our Board of Directors may each reconsider its appointment and endorsement. Abstentions will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. Even if the appointment is ratified, the Audit Committee in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

        Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement, as specified in Proposal No. 4, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. Abstentions and broker non-votes will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. The vote on Proposal No. 4 is non-binding on the Board and the Compensation Committee and will not be construed as overruling any decision by the Board or the Compensation Committee. The Board and the Compensation Committee expect to take the results of this vote into consideration when making future compensation decisions with respect to the named executive officers, but are not required to do so.

        We are seeking a vote, on an advisory basis, on the frequency of submission of future advisory votes on the approval of the compensation of our named executive officers. Stockholders will have the option of selecting one year, two years or three years as the frequency of submission, or of abstaining. Abstentions and broker non-votes will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. In either case, the vote on Proposal No. 5 is advisory and non-binding on the Board, and will not be construed as overruling any decision by the Board. The Board expects to take the results of this vote into consideration when deciding upon the frequency of the non-binding advisory vote on the approval of the compensation of our named executive officers vote in the future, but it is not required to do so.

        If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the following action will be taken with respect to each share of our voting securities represented by the proxy:

  (1)
  A vote will be cast FOR the election of the three Class II directors, each to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify;

  (2)
  A vote will be cast FOR the amendment and restatement of the Company's Stock Incentive Plan to authorize the issuance of an additional 5,000,000 shares of the Company's common stock as grants of restricted stock, restricted stock units or underlying stock options under the Stock Incentive Plan;

  (3)
  A vote will be cast FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2017;

  (4)
  A vote will be cast FOR the adoption of a non-binding advisory resolution to approve the compensation of the Company's named executive officers as disclosed in this proxy statement;

  (5)
  A vote will be cast for the THREE YEAR option for the frequency of future advisory votes to approve the compensation of the Company's named executive officers; and

  (6)
  A vote will be cast in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

        As of the date of this proxy statement, we are not aware of any other matter to be presented at the annual meeting.

Voting

        If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our voting securities in person at the annual meeting.

        If your shares are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting.

        Authorization of your proxy via telephone or the Internet may also be available depending on how you hold your shares. Please reference your proxy card for instructions on how to authorize your proxy by these methods.

Right to Revoke Proxy

        If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  send written notice of revocation, prior to the annual meeting, to our Corporate Secretary, at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553;

  •
  sign and mail a new, later dated proxy card to our Corporate Secretary at the address specified above;

  •
  authorize a later dated vote via the telephone or Internet at least 24 hours prior to the annual meeting; or

  •
  attend the annual meeting and vote your shares in person.

        If your shares are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

Multiple Copies of Annual Report to Stockholders

        A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2016 will be mailed to stockholders entitled to vote at the annual meeting with this proxy statement and is also available without charge to stockholders upon written request to: Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attn: Investor Relations. You may also access our Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") under the "Investor Relations—SEC Filings" link on our website at www.arbor.com.

        In order to reduce printing and postage costs, we have undertaken an initiative to deliver only one Annual Report and one proxy statement to multiple stockholders sharing an address. This delivery method, called "householding," will not be used, however, if we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any stockholder who sends a written request to the Corporate Secretary, Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. You may also contact our Corporate Secretary at (516) 506-4200. You may also notify us that you would like to receive separate copies of Arbor Realty Trust Inc.'s Annual Report and proxy statement in the future by writing to our Corporate Secretary. Even if your household has received only one Annual Report and one proxy statement, a separate proxy card has been provided for each stockholder account. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

        If your household has received multiple copies of Arbor Realty Trust Inc.'s Annual Report and proxy statement, you can request the delivery of single copies in the future by marking the designated box on the enclosed proxy card.

        If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and proxy statement, contact the holder of record to eliminate duplicate mailings.

Voting Results

        American Stock Transfer & Trust Company, our independent tabulating agent, will have a representative present at the annual meeting and will tabulate the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed within four business days of our annual meeting of stockholders.

Confidentiality of Voting

        We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, American Stock Transfer & Trust Company, and our outside legal counsel to examine these documents, except (i) as necessary to meet applicable legal requirements; (ii) if a stockholder writes comments on the proxy card directed to our Board of Directors or management; or (iii) in the event a proxy solicitation in opposition to the election of the nominees is initiated.

Recommendations of the Board of Directors

        The Board of Directors recommends a vote:

  (1)
  FOR the election of Mr. Ivan Kaufman, Mr. Melvin F. Lazar and Mr. George Tsunis, as Class II directors, each to serve until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualify;

  (2)
  FOR the amendment and restatement of the Company's Stock Incentive Plan to authorize the issuance of an additional 5,000,000 shares of the Company's common stock as grants of restricted stock, restricted stock units or underlying stock options under the Stock Incentive Plan;

  (3)
  FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2017;

  (4)
  FOR the adoption of a non-binding advisory resolution to approve the compensation of the Company's named executive officers as disclosed in this proxy statement;

  (5)
  for the THREE YEAR option for the frequency of future advisory votes to approve the compensation of the Company's named executive officers; and

  (6)
  In the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

BOARD OF DIRECTORS

General

        Our Board of Directors currently consists of eight members and Stanley Kreitman as Director Emeritus. Pursuant to our charter, the Board of Directors is divided into three classes of directors, with each director serving for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until his or her successor is duly elected and qualifies and one class up for election at each annual meeting. At this year's annual meeting, the term of our Class II directors will expire. Our Class I and Class III directors will remain in office for the remainder of their respective terms, as indicated below.

        At the annual meeting, stockholders will vote on the election of Mr. Ivan Kaufman, Mr. Melvin F. Lazar and Mr. George Tsunis as Class II directors to serve for a three-year term until the 2020 annual meeting of stockholders and until their successors are duly elected and qualify.

        The following table sets forth information concerning the eight directors (i) who are nominees for election at this year's annual meeting or (ii) whose terms are not expiring.

Directors Who are Nominees for Election

Name	Class	Age	New Term to Expire at Annual Meeting in
Ivan Kaufman	II	56	2020
Melvin F. Lazar	II	78	2020
George Tsunis	II	49	2020

Directors Whose Terms are Not Expiring

Name	Class	Age	Term Expires at Annual Meeting in
Karen K. Edwards	III	60	2018
William Helmreich	III	71	2018
William C. Green	III	56	2018
Archie R. Dykes	I	86	2019
Joseph Martello	I	61	2019

  Nominees

        Ivan Kaufman.    Mr. Kaufman has served as our Chairman, Chief Executive Officer and President since June 2003. Mr. Kaufman has been Chief Executive Officer and President of Arbor Commercial Mortgage, our Manager, since its inception in 1993. Arbor Commercial Mortgage is a national commercial real estate investment company which specializes in multifamily and commercial real estate. In 1983, he co-founded a predecessor of the Manager, Arbor National Holdings Inc. and its residential lending subsidiary, Arbor National Mortgage Inc., which became a public company in 1992 and was sold to BankAmerica in 1995. Mr. Kaufman was named regional "Entrepreneur of the Year" by Inc. Magazine for outstanding achievements in financial services in 1990. Mr. Kaufman has also served on Fannie Mae's regional advisory and technology boards, as well as the Board of Directors of the Empire State Mortgage Bankers Association. Mr. Kaufman is also a member of the Fannie Mae DUS® Advisory Council.

        As the founder and principal executive of Arbor Commercial Mortgage, LLC and its predecessor entities since 1983, Mr. Kaufman brings exceptional knowledge about the real estate sector and our business and operations, which led the Board of Directors to conclude that he should serve as a director of the Company.

        Melvin F. Lazar.    Mr. Lazar has served as one of our directors from his appointment in November 2003 until May 2011 and since his re-appointment in December 2011. Mr. Lazar was the founder of Lazar Levine & Felix LLP, certified public accountants, was its managing partner from 1969 until 2002, and continued as an employee of the firm, now known as Baker Tilly, LLC, until his retirement in 2014. Mr. Lazar specializes in business valuations and merger and acquisition activities. Mr. Lazar serves on the Board of Directors of Active Media Services, Inc., a privately-held corporate trading company and is former Chairman of the Audit Committee of Enzo Biochem, Inc., a publicly-held biotechnology company.

        As the managing partner of a certified public accounting firm for over 30 years and a former member of the audit committees of a large public biotechnology company and a private corporate trading company, Mr. Lazar has extensive accounting and financial expertise in a variety of industries, which led the Board of Directors to conclude that Mr. Lazar should serve as a director of the Company and as Chair of the Audit Committee.

        George Tsunis.    Mr. Tsunis has served as one of our directors from his appointment in August 2016. Mr. Tsunis is the Founder, Chairman and Chief Executive Officer of Chartwell Hotels as well as an attorney, developer, philanthropist and public policy advisor with a strong interest at the intersection of economic and foreign affairs. Prior to founding Chartwell, Mr. Tsunis was a partner at the law firm of Rivkin Radler LLP, one of Long Island, NY's largest law firms, representing both private clients and municipalities in the practice areas of land use and zoning, real estate corporate law, municipal law and commercial litigation. Mr. Tsunis' public service includes time as a Legislative Attorney at the New York City Council, Special Counsel to the Town of Huntington (NY) Environmental Open Space Committee and Counsel to the Dix Hills (NY) Water District.

        Mr. Tsunis is also a member of Hofstra University's Board of Trustees and serves on its Academic Affairs and Development and Alumni Affairs Committees. He is a Director of the Don Monti Cancer Research Foundation, Trustee of the Hellenic Initiative and member of Friends Academy's Board of Trustees, serving as its Building and Grounds Committee Chair as well as a member of its Finance and Investment Committees. Mr. Tsunis also serves as a Director of the New York Convention Center's (Jacob Javits Center) Operating Committee and Director of the New York Convention Center's Development Committee.

        Mr. Tsunis was a member of the Brookings Institution's Foreign Policy Leadership Committee and its Metropolitan Studies Leadership Council as well as a member of the Business Executives for National Security's Board of Trustees. He has also previously served on the Board of Trustees at Dowling College, the American Red Cross Suffolk County Chapter, the Huntington (NY) Chamber of Commerce/Committee on Good Government, the Education and Assistance Corporation and the Private Industry Council of Suffolk.

        As a founder, principal, and member of various organizations, Mr. Tsunis has had ample experience leading and supporting the evolution and sustainability of various companies, which led the Board of Directors to conclude that he should serve as a director of the Company.

  Continuing Directors

        Karen K. Edwards.    Ms. Edwards has served as one of our directors since August 2005. She is the founder and CEO of Kosiba Edwards Associates, a financial and strategic advisory firm. She was also a Senior Vice President at GenSpring Family Offices from 2004 until 2008. She co-founded the Investment Banking Group at Friedman, Billings, Ramsey & Co. (FBR), where she was a managing director from 1992 to 2000. In that role, she was responsible for raising equity and high yield debt capital for financial institutions and other financial services and real estate companies and REITs. She also developed FBR's mergers and acquisitions practice. Ms. Edwards is a Chartered Financial Analyst and a member and former President of the CFA Society of Washington. She is a member of Women Corporate Directors and currently serves as a trustee of the University of Virginia's Darden Graduate School of Business.

        As a CFA, investment banker and executive with several financial services and asset management companies over the past 30 years, Ms. Edwards has substantial expertise and valuable insight in business valuation and capital markets, specifically pertaining to financial services companies and REITs, leading the Board of Directors to conclude that she should serve as a director of the Company.

        William Helmreich.    Dr. Helmreich has served as one of our directors since June 2003. Dr. Helmreich is the founder, and since 1980, owner and President of Byron Research and Consulting, a market research firm specializing in financial research, political polling, legal consulting, and issues relating to food products and real estate. He is a professor of Sociology at City College of New York and the CUNY Graduate Center, where he teaches sociology of marketing and consumer behavior. Since 2000, Dr. Helmreich has also been the Chairman for Academic Affairs for North Shore Hebrew Academy. He is a director of North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., as well as other not-for-profit boards, and was a Senior Vice President of Good Earth Teas for many years.

        As the owner and president of a market research firm specializing in financial research, legal consulting, and issues relating to real estate, Dr. Helmreich brings a unique perspective on real estate and finance, which led the Board of Directors to conclude that he should serve as a director of the Company.

        William C. Green.    Mr. Green has served as one of our directors since February 2012. Mr. Green currently serves as the Chief Financial Officer of Ginkgo Residential, a multifamily property operating company. Prior to Ginkgo Residential, in 2009, Mr. Green founded an advisory firm, Tannery Brook Partners, LLC, which has since closed. Additionally, Mr. Green founded Cazenovia Creek Investment Management, LLC, a registered investment advisor that manages a fund that invests in tax liens. Prior to that, Mr. Green held senior level positions within Starwood Capital, Wachovia Securities and Banc of America Securities where he focused exclusively on commercial real estate capital markets and commercial real estate asset management activities. In March 2013, Mr. Green was appointed to serve as Lead Director. See "Corporate Governance Profile—Role of the Lead Director" for further information.

        Mr. Green's leadership experience at several organizations provides him with insight and expertise on the real estate, banking and financial services industries in general, which led the Board of Directors to conclude that he should serve as a director of the Company.

        Archie R. Dykes.    Dr. Dykes has served as one of our directors since April 2006. Dr. Dykes was lead director and non-executive chairman of PepsiAmericas, Inc. until 2010. He has served as chairman of Capital City Holdings Inc., a venture capital organization, for more than the past five years. Dr. Dykes served as Chairman and Chief Executive Officer of the Security Benefit Group of Companies from 1980 through 1987. He served as chancellor of the University of Kansas from 1973 to 1980. Prior to that, he was chancellor of the University of Tennessee. Dr. Dykes was Chairman of the Board and Chief Executive Officer of Fleming Companies, Inc. until 2004. He assumed those roles at Fleming in 2003 following his service to Fleming as Non-executive Chairman of the Board. He also serves as a director of Raytech Corporation and Midas, Inc. Dr. Dykes is a member of the Board of Trustees of the Kansas University Endowment Association and the William Allen White Foundation. He formerly served as Vice Chairman of the Commission on the Operation of the United States Senate and as a member of the executive committee of the Association of American Universities.

        The Board of Directors has concluded that Dr. Dykes should serve as a director of the Company due to his extensive business and leadership experience in a variety of sectors, including insurance, financial services, research and development, consumer goods, automotive, non-profit and government.

        Joseph Martello.    Mr. Martello has served as one of our directors since June 2003. Mr. Martello has been Chief Operating Officer of Arbor Management, LLC, the managing member of Arbor Commercial Mortgage since 1999. He is responsible for management of the investment portfolio and overseeing the day-to-day operations within Arbor Management. Mr. Martello is also a member of the executive committee of Arbor Commercial Mortgage. From 1995 to 1999, Mr. Martello was Chief Financial Officer of Arbor Commercial Mortgage. From 1990 to 1995, Mr. Martello was the Chief Financial Officer of Arbor National Holdings, Inc. Prior to that, he was a senior manager with the international accounting and consulting firm of Ernst & Young for eleven years.

        As a senior executive with significant financial services experience who has served within the Arbor Commercial Mortgage group of companies for more than 25 years, Mr. Martello brings a breadth of knowledge about real estate matters as well as the business and operations of the Company and its Manager. This led the Board of Directors to conclude that Mr. Martello should serve as a director of the Company.

  Director Emeritus

        Stanley Kreitman.    Mr. Kreitman served on the Board of Directors from 2013 until he retired as an active Director of the Board and transitioned to Director Emeritus status in January 2017. Mr. Kreitman currently serves as Chairman of the Board of Manhattan Associates, LLC, an investment banking company. In addition, he also currently serves on the Advisory Board of Signature Bank. Mr. Kreitman was President of United States Banknote Corporation, a securities printing company, until he retired in 1994. Mr. Kreitman serves as a member of the Board of Directors of CCA Industries, Inc., a health and beauty aid company, Medallion Financial Corp., a finance company, and KSW Mechanical Services Corp. He also served as Chairman of the New York Board of Corrections and is a trustee of North Shore Long Island Jewish Hospital.

        As a Director Emeritus, Mr. Kreitman provides advisory and consulting services on such business matters as the Board may determine, but does not have a vote on any matters that come before the Board. Unless rightfully terminated by the Company or Mr. Kreitman, he shall hold this title until the date of the Company's annual stockholders meeting held in 2019. The Board of Directors had determined that Mr. Kreitman should serve as a Director Emeritus based upon his meritorious service while an active member of the Board and his experience in the banking, finance and investment banking industries.

Corporate Governance Profile

        We are committed to good corporate governance practices and, as such, we have adopted formal corporate governance guidelines to enhance our effectiveness. The guidelines address, among other things, Board Member qualifications, responsibilities, education and management succession. A copy of our corporate governance guidelines may be found at our corporate website at www.arbor.com under the heading "Investor Relations—Corporate Governance."

        The Board of Directors met on thirteen occasions and acted by unanimous written consent on twelve occasions during 2016. No incumbent director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served during 2016.

  Senior Officer Code of Ethics and Code of Business Conduct and Ethics

        We have adopted a senior officer code of ethics applicable to our Chief Executive Officer, Chief Financial Officer and Chief Credit Officer. This senior officer code also applies to persons performing similar functions to the aforementioned officers regardless of whether such persons (1) are employed directly by the Company or (2) are employed by our Manager. We have also adopted a code of business conduct and ethics applicable to all employees, officers and directors. Both codes are available on our website at www.arbor.com under the heading "Investor Relations—Corporate Governance." You may also obtain these documents, as well as our corporate governance guidelines, in print free of charge by writing the Company at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553: Attention: Investor Relations. Amendments to, and waivers from, the senior officer code of ethics and the code of business conduct and ethics for a director or officer will be disclosed at the same website address and heading provided above. We have filed our 2016 Domestic Company Section 303A CEO Certification with the NYSE without any qualifications. Our Sarbanes-Oxley Section 302 Certification was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2016.

  Combined Principal Executive Officer and Board Chair Positions; Independent Director Committee

        Mr. Kaufman serves as both the Company's Chief Executive Officer and Chairman of the Board of Directors, which the Board of Directors has determined is the most appropriate governance structure for the Company. Mr. Kaufman has served in this capacity since the Company's formation in 2003. With over 30 years of experience in the real estate finance industry, Mr. Kaufman has a breadth of unique and specialized knowledge about our business operations. Mr. Kaufman solicits input from the Company's Board of Directors regarding the Board agenda and processes. To facilitate coordination with the independent directors and the exercise of independent judgment by the Board of Directors, (1) the Board has established an Independent Director Committee (as described further below), which Mr. Green currently chairs as the Lead Director, and (2) our non-management directors, each of whom are independent directors under the NYSE's Corporate Governance Standards, meet regularly in executive session without any members of management present. The Lead Director who chairs the executive sessions of the Company's non-management directors facilitates communication between the independent directors and the Chairman of the Board, ensures appropriate information is sent to the Board and works with the Chairman to identify agenda and other discussion items for the Board.

  Role of the Lead Director

        In March 2013, the Board created the position of Lead Director and appointed William C. Green to the position. The Lead Director is responsible for (i) serving as a liaison between the Chairman and other members of the Board of Directors, (ii) presiding at, and preparing the agenda for, all executive sessions of the non-management directors and the independent directors, (iii) working with the Chairman and members of management to schedule Board meetings and prepare agendas, (iv) working with the Chairman and members of management to assure the adequacy and timing of information provided to the Board, (v) retaining outside advisors to the Board, if necessary or desirable and (vi) performing such other duties as may be requested by the Chairman or the Board.

  Role of the Board of Directors in the Oversight of Risk Management

        The Audit Committee takes the lead for the Board in oversight of the Company's risk management activities. At least quarterly the Audit Committee receives a review of the Company's investment portfolio and its quarterly results from the Company's Chief Financial Officer and an internal audit report and a Sarbanes-Oxley compliance report from the Company's internal auditor, David Landau & Associates, LLC. The review of the Company's investment portfolio and its quarterly results covers a wide range of topics and potential issues that could impact the Company, including matters such as investment performance, investment risks, counterparty risks of its asset management activities and balance sheet, results of operations, key financial metrics and operational and integration risks. The internal audit plan for the Company is approved by the Audit Committee and regular reports on the progress and results of the internal audit program are provided to the Audit Committee. The Company's independent registered public accounting firm, Ernst & Young LLP, provides the audit report. Aspects of these reports are presented to the full Board at least quarterly by either the Chairman of the Audit Committee or the member of management responsible for the given subject area. In addition, the entire Board of Directors receives reports from the Company's General Counsel with respect to any legal or regulatory matters that could materially affect the Company. The Compensation Committee takes the lead for the Board in oversight of risk relating to compensation matters. The Compensation Committee considers, in establishing and reviewing the Company's executive compensation program, whether the program encourages unnecessary risk taking and has concluded that it does not.

  Director Independence

        Of our eight directors, six have been determined by our Board of Directors to be independent for purposes of the NYSE listing standards. Our independent directors are currently Messrs. Green, Lazar and Tsunis, Drs. Dykes and Helmreich and Ms. Edwards. In addition, Mr. Kreitman was determined to be independent while he served as an active director during 2016. In determining director independence, the Board of Directors reviewed, among other things, whether any transactions or relationships currently exist, or have existed in the past, between each director and the Company and its subsidiaries, affiliates and equity investors or independent registered public accounting firm. In particular, the Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director's immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the NYSE for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent. The Board also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates.

        In reviewing the independence of Dr. Helmreich, the Board carefully reviewed whether (1) Mr. Kaufman's and Dr. Helmreich's current and prior participation on the Boards of North Shore Hebrew Academy, North Shore Hebrew Academy High School and NSH Affordable Housing of Indiana, Inc., all of which are not-for-profit organizations, (2) Dr. Helmreich's engagement since 2000 as an external consultant by North Shore Hebrew Academy in the capacity of Chairman of Academic Affairs and (3) Dr. Helmreich's prior receipt of consulting fees from Arbor Management, LLC would, based upon the totality of the circumstances, be deemed to be material so as to preclude a finding that Dr. Helmreich is independent. The Board, in particular, reviewed the materiality of the transactions to the parties involved, the compensation and timing of Dr. Helmreich's advisory role with North Shore Hebrew Academy and Arbor Management, LLC and the absence of any employment or compensatory capacity by Dr. Helmreich with NSH Affordable Housing of Indiana, Inc.

        In reviewing the independence of Mr. Green, the Board considered that in January 2017, Ginkgo Investment Company, LLC, which Mr. Green is a 33% managing member of, purchased a multifamily apartment complex, which assumed a Fannie Mae loan that we service. We carry a maximum loss-sharing obligation with Fannie Mae on this loan of up to 20% of the original unpaid principal balance. Upon the purchase by Ginkgo Investment Company, LLC, we received a 1% loan assumption fee which was governed by existing loan agreements that were in place when the loan was originated in 2015, prior to such purchase.

        In reviewing the independence of Mr. Tsunis and Dr. Helmreich, the Board considered their investments of $50,000 and $25,000, respectively, with an affiliated entity of our Manager, which was formed to invest in commercial real estate on a property-by-property basis with a pool of qualified investors.

        As a result of its review, the Board affirmatively determined that Messrs. Green, Lazar and Tsunis, Drs. Dykes and Helmreich and Ms. Edwards were independent under the NYSE listing standards.

  Board Committees

        Our Board has established four standing committees, the principal functions of which are briefly described below. Matters put to a vote at any one of our four committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee. Our Board of Directors may from time to time establish certain other committees to facilitate the management of the Company.

  Audit Committee

        Our Board of Directors has established an Audit Committee, which is currently composed of four of our independent directors, Mr. Lazar, Dr. Dykes, Ms. Edwards and Mr. Green. During 2016, the Audit Committee met on four occasions and acted by unanimous written consent once. The Audit Committee selects and appoints the Company's independent registered public accounting firm and assists the Board in overseeing: (1) the integrity of the Company's financial statements; (2) the Company's independent registered public accounting firm's qualifications and independence; (3) the performance of the Company's independent registered public accounting firm and the Company's internal audit function; and (4) the Company's compliance with legal and regulatory requirements.

        Mr. Lazar currently serves as Chairman of the Audit Committee. The Board has determined that Mr. Lazar qualifies as an "Audit Committee financial expert" as defined by the rules of the SEC and that each member of the Audit Committee is "financially literate." The Audit Committee is governed by a charter that has been adopted by the Board of Directors.

  Compensation Committee

        Our Board of Directors has established a Compensation Committee, which is currently composed of four of our independent directors, Messrs. Green, Lazar and Tsunis and Dr. Helmreich. Mr. Kreitman was a member of the Compensation Committee until his retirement and transition to Director Emeritus in January 2017. During 2016, the Compensation Committee met on two occasions and acted by unanimous written consent once. Mr. Green currently serves as the Chairman of the Compensation Committee. The principal functions of the Compensation Committee are to: (1) evaluate the performance of our officers and certain of the most highly compensated employees of Arbor Commercial Mortgage who provide services to us pursuant to the management agreement (as described further in "Executive Compensation"); (2) review the compensation payable to our officers and non-employee directors and certain of the most highly compensated employees of Arbor Commercial Mortgage who provide services to us pursuant to the management agreement; (3) evaluate the performance of Arbor Commercial Mortgage as our Manager; (4) review the compensation and fees payable to Arbor Commercial Mortgage under our management agreement; (5) review and discuss with management the compensation discussion and analysis disclosure included in this proxy statement; and (6) administer the issuance of any stock to our employees or the employees of Arbor Commercial Mortgage who provide services to us. The Compensation Committee is governed by a charter that has been adopted by the Board of Directors.

  Nominating/Corporate Governance Committee

        Our Board of Directors has established a Nominating/Corporate Governance Committee, which is currently composed of four of our independent directors, Drs. Helmreich and Dykes, Ms. Edwards and Mr. Tsunis. Mr. Kreitman was a member of the Nominating/Corporate Governance Committee until his retirement and transition to Director Emeritus in January 2017. During 2016, the Nominating/Corporate Governance Committee met on one occasion. Dr. Helmreich currently serves as Chairman of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee is responsible for seeking, considering and recommending to the Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The Nominating/Corporate Governance Committee is also responsible for: (1) preparing and submitting to the Board for adoption the committee's selection criteria for director nominees; (2) reviewing and making recommendations on matters involving general operation of the Board and our corporate governance; and (3) annually recommending to the Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of the Board of Directors' performance as a whole and of the individual directors and reports thereon to the Board. The Nominating/Corporate Governance Committee is governed by a charter that has been adopted by the Board of Directors.

        Copies of the charters of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee are available on our website, www.arbor.com, under the heading "Investor Relations—Corporate Governance." You may also obtain these documents in print free of charge by writing the Company at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553, Attention: Investor Relations.

  Independent Director Committee

        Our Board of Directors has established an Independent Director Committee, which is composed of our six independent directors, Messrs. Green, Lazar and Tsunis, Drs. Helmreich and Dykes and Ms. Edwards. Mr. Kreitman was a member of the Independent Director Committee until his retirement and transition to Director Emeritus in January 2017. Mr. Green currently serves as Lead Director and thereby chairs the Independent Director Committee.

        The Independent Director Committee is responsible for, among other things, considering and voting upon matters as to which the Board of Directors determines Arbor Commercial Mortgage or its affiliates (other than the Company or its subsidiaries) or any of our directors (other than an independent director) or officers has a conflict of interest, including the approval of transactions between the Company and Arbor Commercial Mortgage.

  Non-Management Directors

        As required by the NYSE's Corporate Governance Standards, our non-management directors, each of whom are independent directors under the NYSE's Corporate Governance Standards, meet regularly in executive session without any members of management present. The Lead Director chairs these sessions.

  Stockholder and Interested Party Communications with Directors

        The Board of Directors has established a process to receive communications from stockholders and other interested parties. Interested parties and stockholders may contact any or all members of the Board, including non-management directors, by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of the Corporate Secretary at Arbor Realty Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.

        All communications received as set forth in the preceding paragraph will be opened by the office of the Company's Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the office of the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence is addressed.

  Director Nomination Procedures; Diversity

        The Nominating/Corporate Governance Committee generally believes that, at a minimum, candidates for membership on the Board of Directors should demonstrate an ability to make a meaningful contribution to the Board of Directors' oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating/Corporate Governance Committee recommends director nominees to the Board of Directors based on, among other things, its evaluation of a candidate's experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment and a willingness to devote adequate time and effort to Board responsibilities. In making its recommendations to the Board of Directors, the Nominating/Corporate Governance Committee also seeks to have the Board nominate candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective.

        The Nominating/Corporate Governance Committee may identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. It may also engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating/Corporate Governance Committee will also consider candidates recommended by stockholders.

        The Nominating/Corporate Governance Committee anticipates that once a person has been identified by the committee as a potential candidate, the committee will collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating/Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the committee will contact the person. If the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating/Corporate Governance Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, members of the Nominating/Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.

        In addition to director nominations and other proposed business submitted by stockholders in accordance with our bylaws, as summarized below under "Stockholder Proposals for 2018," the Nominating/Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating/Corporate Governance Committee in care of the Corporate Secretary at Arbor Realty

Trust, Inc., 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553. Director recommendations submitted by stockholders should include the following:

  •
  the name, age, business address and residence address of the individual(s) recommended for nomination;

  •
  the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

  •
  the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition; and

  •
  all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        Stockholder recommendations of director candidates must be delivered to the Corporate Secretary not earlier than the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting of stockholders; provided, however, that if the date of mailing of the notice for the annual meeting is advanced more than thirty days prior to or delayed by more than thirty days after the anniversary of the mailing of the notice for the preceding year's annual meeting, the stockholder recommendation and information described above must be delivered not earlier than the 120th day prior to the mailing of the notice for the upcoming annual meeting and not later than the close of business on the later of (1) the 90th day prior to the mailing of the notice for the upcoming annual meeting of stockholders and (2) the 10th day following the date on which public announcement of the mailing of the notice for the upcoming annual meeting is first made.

        The Nominating/Corporate Governance Committee does not employ a specific policy, practice or formula for evaluating candidates to the Board of Directors recommended by stockholders and expects to use a similar process to evaluate candidates to the Board of Directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

  Director Attendance at Annual Meeting

        We do not currently maintain a policy requiring our directors to attend the annual meeting; however, attendance by our directors is encouraged. All of our directors, whom were directors on the date of our 2016 annual meeting of stockholders, attended such meeting either in person or by teleconferencing.

AUDIT COMMITTEE REPORT AND DISCLOSURES

        The following report of the Audit Committee (the "Audit Committee") of the Board of Directors (the "Board of Directors") of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

        The Audit Committee operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that all members of the Audit Committee meet the independence standards established by the New York Stock Exchange.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles in the United States and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company's financial statements; (2) the Company's independent registered public accounting firm's qualifications and independence; (3) the performance of the Company's independent registered public accounting firm and the Company's internal audit function; and (4) the Company's compliance with legal and regulatory requirements.

        In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's Annual Report to Stockholders for fiscal year ended December 31, 2016 with the Company's management and independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

        In addition, the Audit Committee discussed with the independent registered public accounting firm the registered public accounting firm's independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by PCAOB Ethics and Independence Rule 3526 Communications with Audit Committee Concerning Independence.

        The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee:

Melvin F. Lazar (Chairman)
Archie R. Dykes
Karen K. Edwards
William C. Green

April 7, 2017

EXECUTIVE OFFICERS

        Our executive officers are elected annually by our Board of Directors and serve for a term of one year and until their respective successors are elected and qualify. Set forth below is information regarding our executive officers, as of the date of this proxy statement, unless otherwise indicated:

Name	Age	Position
Ivan Kaufman(*)	56	Chairman of the Board of Directors, Chief Executive Officer and President
Paul Elenio	49	Chief Financial Officer and Treasurer
Fred Weber	56	Executive Vice President—Managing Director of Structured Finance and Principal Transactions
Gene Kilgore	50	Executive Vice President—Structured Securitization
John J. Bishar, Jr.	67	General Counsel and Corporate Secretary
Andrew Guziewicz	57	Chief Credit Officer—Structured Finance
John Natalone	51	Executive Vice President—Treasury and Servicing
Thomas Murphy	59	Executive Vice President—Chief Information Officer
Bonnie Habyan	52	Executive Vice President—Marketing and Operational Compliance
Daniel P. Kenny	55	Executive Vice President—Chief Asset Manager, Servicing and Asset Management
Gregg Aprahamian	48	Executive Vice President—Human Resources
Thomas Ridings	49	Chief Accounting Officer
John Caulfield	52	Chief Operating Officer—Agency Lending

(*)
Biographical information is provided above under "Board of Directors."

        Paul Elenio.    Mr. Elenio has served as our Chief Financial Officer and Treasurer since September 2005. Mr. Elenio joined Arbor National Holdings, the predecessor company of our Manager, Arbor Commercial Mortgage, in 1991. In 1995, he was promoted to Vice President, Controller, in 2002 assumed the position of Vice President of Finance and in 2004 was further promoted to Senior Vice President, Finance. Mr. Elenio is responsible for overseeing all aspects of our financial operations. This includes financial reporting, tax planning, budgeting, and the appropriate utilization of our capital. He is also in charge of investor relations. Mr. Elenio also serves on Arbor Commercial Mortgage's executive committee. Prior to joining Arbor Commercial Mortgage, Mr. Elenio was employed with Ernst & Young from 1989 to 1990 in the auditing department.

        Fred Weber.    Mr. Weber has served as our Executive Vice President—Managing Director of Structured Finance and Principal Transactions since June 2003. He also continues to provide services to Arbor Commercial Mortgage in his capacity as a continuing member of Arbor Commercial Mortgage's executive committee. Mr. Weber was employed by Arbor Commercial Mortgage from 1999 until 2003. At Arbor Commercial Mortgage, Mr. Weber oversaw the structured finance and principal transaction group, where he was responsible for origination, underwriting and closing coordination of debt and equity financing for various asset types and classes of commercial real estate nationwide. He has been involved in the mortgage banking industry for more than 20 years and has extensive real estate finance and acquisition experience. Mr. Weber is a member of the real estate finance committee of the Real Estate Board of New York. From 1997 through 1999, Mr. Weber was a partner and co-head of the real estate department with Kronish Lieb Weiner & Hellman LLP. Previously, Mr. Weber was a partner with the law firm of Weil, Gotshal & Manges LLP.

        Gene Kilgore.    Mr. Kilgore has served as our Executive Vice President—Structured Securitization since October 2004. Mr. Kilgore also serves on Arbor Commercial Mortgage's executive committee. From 2001 to 2004, Mr. Kilgore was a portfolio manager for ZAIS Group, LLC, a structured finance investment advisor. From 2000 to 2001, Mr. Kilgore was director of risk finance at Barclays Capital. From 1996 to 2000, Mr. Kilgore worked at Standard & Poor's Ratings Service, where he was a director in the collateralized debt obligations group. He has also served as Vice President of Corporate Lending and Commercial Real Estate at Wachovia Bank.

        John J. Bishar, Jr.    Mr. Bishar has served as our General Counsel since November 2016. Prior to that, he provided legal services to us through his role as General Counsel of our Manager. Mr. Bishar served as one of our directors from 2007 through 2012. In 2009, Mr. Bishar was named General Counsel of Arbor Commercial Mortgage, LLC and is also a member of Arbor Commercial Mortgage's executive committee. From 2007 until 2008, he was the U.S. General Counsel of National Grid U.S.A., a wholly-owned subsidiary of National Grid plc, a multi-national energy delivery company. During 2009, he was the Senior Advisor to National Grid's then current U.S. General Counsel. At National Grid U.S.A., Mr. Bishar was responsible for all U.S. legal matters, as well as U.S. ethics, compliance and risk reporting. National Grid plc acquired KeySpan Corporation, a large, diversified U.S. energy delivery company, in 2007. Mr. Bishar was Executive Vice President, General Counsel and Chief Governance Officer of KeySpan Corporation from 2002 until the acquisition. At KeySpan Corporation, Mr. Bishar was responsible for the Legal Services Business Unit, the Corporate Secretary's Office and for all governance and compliance matters. Prior to joining KeySpan in 2002, Mr. Bishar was a partner in the law firm of Cullen and Dykman LLP. He was the managing partner of the firm from 1993 to 2002 and a member of the firm's executive committee. From 1980 to 1987, Mr. Bishar was a Vice President and the General Counsel and Corporate Secretary of LITCO Bancorporation of New York Inc.

        Andrew Guziewicz.    Mr. Guziewicz joined Arbor Realty Trust in July 2008. As Chief Credit Officer—Structured Finance, he oversees the underwriting process for all structured finance transactions and is a Voting Member of Arbor's Credit Committee. Mr. Guziewicz has more than 20 years of commercial mortgage underwriting experience. Prior to joining Arbor, he was a Director for Merrill Lynch & Co., Inc., where he was responsible for managing the underwriting of loans from $50 million to over $5 billion, which were originated for securitization or private placement in capital markets. He has also held positions at Deutsche Bank Securities, Inc., Aetna Real Estate Investments, and GE Capital.

        John Natalone.    Mr. Natalone joined Arbor in 1995 and is responsible for managing all financing and bank relationships in his current role as Executive Vice President—Treasury and Servicing. He also oversees Arbor's Treasury and Servicing Operations. He is a member of Arbor Realty Trust's loan committee and serves on Arbor Commercial Mortgage's executive and risk management committees. From 1991 to 1995, Mr. Natalone was employed by Arbor National Holdings, Inc. and held the title of Senior Director, Office of the President, where he assisted the President in running various business units. Prior to joining Arbor, Mr. Natalone held positions at GE Mortgage and Ernst & Young. He is a Certified Public Accountant.

        Thomas Murphy.    Mr. Murphy has more than 25 years of professional experience in the information technology field and serves as Arbor's Executive Vice President—Chief Information Officer. Prior to joining Arbor in December 2004, Mr. Murphy was the Chief Information Officer at Titleserv Inc., an electronic real estate title and settlement services company. He also brings a wealth of information technology experience to Arbor from previous positions at Bank America Mortgage, Lending Solutions, Inc., First Boston Capital Group, Lockheed Martin Information Management Systems and IBM Corporation.

        Bonnie Habyan.    Ms. Habyan joined Arbor in May 2004 and is responsible for overseeing all aspects of marketing for Arbor Commercial Mortgage and Arbor Realty Trust. As Executive Vice President—Marketing and Operational Compliance, Ms. Habyan is responsible for handling all internal and external communications for the Company, the sales marketing strategy as well as the Company's corporate branding and advertising. In addition, she works closely with Investor Relations and handles all of the financial media relations for Arbor Realty Trust. Before joining Arbor, Ms. Habyan was a spokesperson for KeySpan Corporation in Hicksville, N.Y. and oversaw their financial communications.

        Daniel P. Kenny.    Mr. Kenny, Executive Vice President—Chief Asset Manager, Servicing and Asset Management, leads the post-closing activities in support of Arbor's agency and balance sheet lending programs. A 30-year commercial real estate industry veteran, Mr. Kenny joined Arbor in 2011. Earlier in his career, Mr. Kenny held senior-level positions at several other esteemed commercial real estate investment and lending organizations, including KeyBank, Dillon Read Capital Management UBS Investment Bank, Bayerische Hypo und Vereinsbank, Skopbank, CorEast Savings Bank and the Chase Manhattan Bank.

        Gregg Aprahamian.    Mr. Aprahamian is the Executive Vice President—Human Resources for Arbor since May 2016. Mr. Aprahamian has approximately 20 years of experience in Human Resources with special areas of expertise and focus in talent acquisition, performance management, employee engagement, learning and development, employee relations and sales compensation. He is responsible for leading Arbor's comprehensive human resources functions and is charged with developing a long-term strategy focused on proactive recruitment, retention and employee development. Prior to joining Arbor, Gregg most recently was the Senior Human Resource Business Partner for a multi-billion-dollar business group within the Financial & Risk strategic business unit of Thomson Reuters Corporation. He also served in multiple front-end business roles such as a FX/Euro Dollar Trader at Sanwa Bank, MetLife Registered Representative as well as Sales Leader for recruiting/search firm JobPlex, a division of DHR International. Mr. Aprahamian held Human Resource Business Partner roles with Bank of America and Citigroup in the Investment Banking and Private Banking groups, respectively.

        Thomas Ridings.    As Arbor's Chief Accounting Officer, Mr. Ridings is responsible for overseeing the Company's accounting operations and financial reporting functions, including budgeting and internal audit. Mr. Ridings joined Arbor in 2013. Prior to joining Arbor, Mr. Ridings worked at W. P. Carey Inc., a publicly traded, diversified REIT and a leading global owner and manager of commercial real estate, from 2004 to 2013. At W. P. Carey he served in various positions including Executive Director, Chief Audit Executive, Chief Risk Officer and Chief Accounting Officer. From 2000 to 2004, Mr. Ridings served in various accounting and financial reporting roles at Computer Associates, a publicly traded, global software company. Mr. Ridings also worked at Ernst & Young, LLP where he held various positions in their assurance services practice from 1990 to 2000. He is a Certified Public Accountant.

        John Caufield.    Mr. Caulfield has served as Arbor's Chief Operating Officer—Agency Lending, since its inception in 1995 and is responsible for managing the overall production of Arbor's national sales force for its agency lending business and oversees the implementation of the Company's integrated sales and marketing efforts. He is responsible for all capital market activities relating to all of Arbor's agency lending products. In addition, he oversees the management of trading and investment banking partnerships. Mr. Caulfield manages the operations functions of Arbor's agency pipeline from screening through closing. He is a member of our DUS Loan Committee and our Manager's executive committee. Prior to joining Arbor, Mr. Caulfield was Vice President of Secondary Marketing with Arbor National Holdings, Inc.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Principles

        The Compensation Committee is aware that the real estate finance industry is highly competitive and that experienced professionals have significant career mobility. The Company competes for executive talent with a large number of real estate investment companies and specialty finance companies, some of which are privately owned and some of which are publicly traded and have significantly larger market capitalization than the Company. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our "named executive officers" and other key employees is essential to maintaining our competitive position in the real estate finance industry. For 2016, our "named executive officers" are Mr. Kaufman, our Chief Executive Officer, Mr. Elenio, our Chief Financial Officer, and Messrs. Weber, Kilgore and Bishar, the three most highly compensated executive officers (other than our Chief Executive Officer and our Chief Financial Officer) who were serving as executive officers of the Company as of the end of 2016.

        The Company is required to reimburse our Manager for a portion of the base salaries and annual cash bonuses paid to employees of our Manager who provide services to the Company in accordance with the terms of the management agreement, although the Compensation Committee has sole discretion to approve the Company's portion of the annual cash bonus payable to the most highly compensated of these employees. The cash compensation and benefits paid or provided to Messrs. Elenio and Bishar and disclosed and described herein continue to be provided by our Manager. Messrs. Kaufman, Weber and Kilgore are compensated directly by the Company.

        The Compensation Committee's goal is to maintain compensation programs that are competitive within our industry, reward executives if the Company achieves its operational, financial and strategic goals and build stockholder value. In determining the form and amount of compensation payable by the Company to the named executive officers, the Compensation Committee is guided by the following objectives and principles:

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  Compensation levels should be sufficiently competitive to attract, motivate and retain key executives. The Company aims to ensure its executive compensation program attracts, motivates and retains high performance talent and rewards them for the Company achieving and maintaining a competitive position in its industry. The Compensation Committee believes that total compensation should increase with position and responsibility.

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  Compensation should relate directly to performance and incentive compensation should constitute a substantial portion of total compensation. The Company aims to promote a pay-for-performance culture, with a substantial portion of total compensation being "at risk." Accordingly, a substantial portion of total compensation should be tied to and vary with the Company's operational, financial and strategic performance, as well as individual performance. The Compensation Committee believes that executives with greater roles and the ability to directly impact the Company's strategic goals and long-term results should bear a greater proportion of the risk if these goals and results are not achieved.

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  Long-term incentive compensation should align executives' interests with the Company's stockholders. Awards of equity-based compensation encourage executives to focus on the Company's long-term growth and prospects and motivate executives to manage the Company from the perspective of owners with a meaningful stake in the Company, as well as to focus on long-term career orientation.

        The Compensation Committee does not employ a specific policy, practice or formula regarding an allocation between cash and non-cash compensation with respect to compensation paid to executives by the Company.

        The Compensation Committee reviews at least annually the goals and objectives of the Company's executive compensation plans, incentive compensation plans, equity-based plans and other compensation and employee benefit plans. The Compensation Committee believes that the Company's compensation and benefits are competitive with its peers and provide appropriate incentives for strong performance.

Compensation Setting Process

  Management's Role in the Compensation-Setting Process

        The Compensation Committee believes the Company's Chief Executive Officer, Mr. Kaufman, is in the best position to determine the responsibilities of each other named executive officer and observe how well each executive performs his responsibilities. Mr. Kaufman provides recommendations to the Compensation Committee regarding base salary levels and the form and amount of the annual cash incentive awards and stock-based compensation paid to all of the other named executive officers by the Company. Mr. Kaufman's recommendations are based on his evaluation of each other named executive officer's performance, contribution toward achieving operational, financial and strategic goals, current and historical compensation elements and the financial performance of the Company. The Compensation Committee has the ability to modify any of these recommendations and is solely responsible for ultimately determining and approving all compensation arrangements payable by the Company to these named executive officers. Additionally, Mr. Kaufman and other officers of the Company provide compensation and other information to the Compensation Committee upon its request.

        Mr. Kaufman does not participate in any deliberations or approvals by the Compensation Committee with respect to his compensation.

        See "Determining Compensation Levels" below for more information about the Compensation Committee's process for determining the compensation of the named executive officers.

  Compensation Consultants

        The Compensation Committee's charter provides the committee with the sole authority to retain, terminate, obtain advice from, oversee and compensate any compensation consulting firm or other adviser as it deems appropriate. The Company has provided appropriate funding to the Compensation Committee to do so.

        For 2016, the Compensation Committee did not engage a compensation consultant to determine the compensation of its executive officers as it continued to apply the principles developed with FPL Associates, its consultant, in 2014. FPL Associates has no other relationships with us and is considered an independent third-party advisor. The Compensation Committee conducted a specific review of its relationship with FPL Associates and determined that its work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), by the SEC and by the NYSE. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.

  Determining Compensation Levels

        The Compensation Committee annually determines targeted total compensation levels, as well as the individual compensation components payable by the Company to the named executive officers. In making such determinations, the Compensation Committee reviews and considers: (1) recommendations of the Company's Chief Executive Officer (for the other named executive officers); (2) historical compensation levels for each named executive officer; (3) industry and market conditions and the Company's future objectives and challenges; and (4) overall effectiveness of the executive compensation program. The Compensation Committee does not utilize specific performance-based goals and does not engage in benchmarking compensation, but reviews general industry trends as well as the overall performance of the Company in determining targeted total compensation levels.

        Based upon its review of the applicable factors described above, the Compensation Committee approved the total compensation payable to Mr. Kaufman with respect to his service in 2016. Based upon discussions and recommendations of the Company's Chief Executive Officer, and upon its review of the applicable factors described above, the Compensation Committee approved the base salary and incentive awards of each of Messrs. Weber and Kilgore as well as the Company's allocable portion of the total compensation payable to Messrs. Elenio and Bishar with respect to their service in 2016. The Compensation Committee believes these approved forms and levels of compensation are reasonable, appropriate and in line with the Company's compensation philosophy and principles.

  Elements of Compensation

        Total compensation for the named executive officers, as paid by the Company, is comprised of one or more of the following components:

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  base salary;

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  annual cash incentive awards;

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  stock-based incentive awards; and

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  retirement and other benefits.

        Other than Mr. Kaufman's Annual Incentive Agreement described below in "Executive Compensation in 2017," our named executive officers do not have employment, severance or change of control agreements, although their restricted stock award agreements provide for accelerated vesting upon a change of control of the Company as further described under "Stock-Based Incentive Awards—Stock Awards." All of the named executive officers are employed at will, which enables the Company to terminate their employment at any time and for any reason. This is consistent with the Company's performance-based employment and compensation philosophy.

  Base Salary

        Salaries provide executives with a base level of income and help achieve the objectives outlined above by attracting and retaining strong talent with the skills and experience necessary to achieve our key business objectives. The Compensation Committee reviewed and approved, with respect to 2016: (i) the base salaries of Messrs. Kaufman, Weber and Kilgore; and (ii) the Company's allocable portion of the base salary payable to Messrs. Elenio and Bishar. Generally, base salaries are not based upon specific measures of corporate performance, but are determined by: (1) tenure of service; (2) scope and complexity of the position, including current job responsibilities; (3) an evaluation of each officer's individual performance and contribution to the Company's operational, financial and strategic goals and objectives; and (4) with respect to the named executive officers other than Mr. Kaufman, the recommendations of our Chief Executive Officer. Consistent with compensation practices commonly applied in the real estate finance industry, salaries generally consist of a lower percentage of an executive's total compensation, with a substantial portion of total compensation coming from incentive compensation that is tied to Company performance.

        Please refer to the "Summary Compensation Table for 2016" below for a further description of the base salaries paid to the named executive officers in respect of their services to the Company in 2016.

  Annual Incentive Awards

        The Company aims to promote a pay-for-performance culture, with a substantial portion of total compensation being "at risk." The annual incentive award paid by the Company may be in the form of cash, stock-based awards or a combination thereof, at the discretion of the Compensation Committee. The Company does not have any specific policy, practice or formula regarding an allocation between the cash component and the stock-based component. These awards are designed to help achieve the objectives of the compensation program and may vary significantly from year to year. In 2016 the Compensation Committee did not establish any specific performance-based goals that must be met in order to receive the annual incentive award.

        The Compensation Committee believes that the structure and ultimate payout amounts of the incentive awards are appropriate to attract, retain and reward the named executive officers, are competitive with those offered by our peers, provide a strong, long-term performance and retention incentive, support a pay-for-performance culture, and increase each named executive officer's vested interest in the Company.

        The Compensation Committee determines the annual incentive awards of the named executive officers in amounts relative to each individual's contributions and responsibilities. Individuals with increased ability to directly impact the Company's performance were allocated larger awards because they bear a greater proportion of the risk that compensation will decrease if the Company does not perform as expected. The Company paid cash incentive awards to the following executives with respect to their performance in 2016:

        Mr. Weber received an annual cash incentive award of $1,250,000 for managing our loan portfolio and origination platform.

        Mr. Kilgore received an annual cash incentive award of $800,000 for managing our securitization platform.

        The Company's independent directors decided to reimburse the Manager $466,732 and $183,562 in cash as the Company's allocable portion of the annual cash incentive awards paid by our Manager to Messrs. Elenio and Bishar, respectively, with respect to their work on behalf of the Company for the year ended December 31, 2016. See the "Summary Compensation Table for 2016" below for the total annual cash incentive awards paid to Messrs. Elenio and Bishar with respect to their work on behalf of the Company for the year ended December 31, 2016.

        The Company's independent directors approved the payment of a cash bonus of $3,500,000 by the Company to Mr. Kaufman with respect to his work on behalf of the Company for the year ended December 31, 2016, under the terms of an Annual Incentive Agreement described below in "Executive Compensation in 2017."

  Stock-Based Incentive Awards

        Since the Company's formation in 2003, the Compensation Committee has granted the named executive officers (as well as other employees of the Company, employees of the Manager who provide services to the Company and the Company's non-management directors) stock awards, consisting of shares of the Company's common stock that may, in the discretion of the Compensation Committee, either: (i) vest annually over a multi-year period, subject to the recipient's continued service to the Company; or (ii) vest immediately. The recipients of these awards realize value as the common stock underlying the awards vests, with the value increasing if the Company's stock performance increases after the date of grant. Additionally, all of the common stock underlying these restricted stock awards, whether or not vested, is entitled to cash dividends paid to the Company's stockholders because we feel that this further aligns the interests of the holders with those of our stockholders generally.

        The Compensation Committee believes that stock-based awards must be sufficient in size and value to achieve our goals of both providing a strong, long-term performance and retention incentive for named executive officers and increasing their vested interest in the Company. In determining the equity component of a named executive officer's compensation, the Compensation Committee considers all relevant factors, including the Company's performance and relative stockholder return, the awards granted in past years and the relative value of the awards.

        Stock-Based Awards for 2016.    Consistent with its historical practice of granting annual stock-based awards to the named executive officers with respect to their service to the Company and performance in the most recently completed fiscal year, in 2017, the Compensation Committee granted certain of our named executive officers stock-based awards, consisting of restricted stock with a multi-year vesting schedule under our Stock Incentive Plan with respect to their service to the Company and performance in 2016. On March 20, 2017, the Compensation Committee granted an aggregate of 299,750 shares of restricted stock to certain employees of the Company and ACM with respect to their 2016 performance, of which 111,875 shares, in the aggregate, were granted to Messrs. Elenio, Weber, Kilgore and Bishar. One third of the shares were vested as of the date of grant, one third will vest in March 2018, and the remaining third will vest in March 2019 (subject to the executives continued employment). In addition, Mr. Kaufman was granted 70,225 shares of restricted stock in accordance with his Annual Incentive Agreement, of which one quarter of the shares were vested as of the date of grant and one quarter will vest on each of the first, second and third anniversaries of the date of grant, as well as performance-vesting restricted stock units which vest at the end of a performance period based upon the Company's achievement of four-year total shareholder return objectives, and which entitle Mr. Kaufman to receive up to 421,348 shares of common stock.

        The Company does not have a formal policy on timing equity compensation grants in connection with the release of material non-public information to affect the value of compensation. The Compensation Committee has generally granted stock-based awards once a year.

        Future Grants of Stock Options.    The Compensation Committee has traditionally viewed restricted stock awards as more effective than stock options in achieving the Company's compensation objectives. However, the Compensation Committee also considers stock options, in addition to restricted stock awards, as a viable tool to retain key employees. To the extent that the Compensation Committee decides to grant stock options in the future: (i) the exercise price for the stock options will be equivalent to the market price of the underlying common stock on the date of grant; (ii) the stock options will vest over a multi-year period; and (iii) the stock options will be exercisable for a maximum of ten years from the date of grant. Stock options align employee incentives with the interests of stockholders because they have value only if the Company's stock price increases over time. The Compensation Committee believes that the ten-year term of the stock options will help focus employees on the Company's long-term growth. Given that the Company's stock options will vest over a multi-year period, stock options are intended to help retain key associates and keep employees focused on long-term performance. To date, no such options have been granted.

  Retirement and Other Benefits

        The Company maintains a 401(k) plan for its employees, including the named executive officers, as well as employees of our Manager who provide services to the Company, as a source of retirement income by enabling participants to save on a pre-tax basis and by providing Company matching contributions. All of the named executive officers participated in the 401(k) plan in 2016. However, the Company only made matching contributions for Messrs. Kaufman, Weber and Kilgore. Arbor Commercial Mortgage made a matching contribution for Messrs. Elenio and Bishar, and the Company reimbursed the Manager for an allocable portion of the total matching contribution pursuant to the cost reimbursement provisions of the management agreement.

        The Company does not maintain any non-qualified deferred compensation plans that would allow the named executive officers to elect to defer receipt (and taxation) of their base salaries, bonuses or other compensation, nor does it maintain a defined benefit pension plan.

        The named executive officers are eligible to participate in the Company's active employee flexible benefits plans, which are generally available to all Company employees. Under these plans, all employees are entitled to medical, dental, vision, life insurance and long-term disability coverage. Additionally, all of the Company's employees are entitled to vacation, sick leave and other paid holidays. The Compensation Committee believes that the Company's commitment to provide the employee benefits described above recognizes that the health and well-being of the Company's employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.

        The Company provided all named executive officers who were Company employees in 2016, consisting of, Messrs. Kaufman, Weber and Kilgore, with (i) $250,000 of life insurance coverage and (ii) long-term disability coverage with a maximum annual benefit of $120,000. Arbor Commercial Mortgage provided similar coverage for Messrs. Elenio and Bishar in 2016, and the Company reimbursed the Manager for an allocable portion of the total coverage contribution pursuant to the cost reimbursement provisions of the management agreement.

        For further information regarding the premiums paid on the named executive officers' insurance policy, please refer to the "Summary Compensation Table for 2016" below.

Advisory Vote to Approve Named Executive Officer Compensation

        In 2011, the Board resolved to accept the stockholders' recommendation to hold an advisory vote on the compensation of our named executive officers every three years. Accordingly, we conducted an advisory vote on the compensation of our named executive officers at our 2014 annual meeting of stockholders, at which 93% of the votes cast were in favor of this advisory proposal. The Compensation Committee believes this favorable outcome conveyed our stockholders' support of the Compensation Committee's decisions and the existing executive compensation programs. As a result, the Compensation Committee made no material changes in the structure of our compensation programs or pay for performance philosophy, except with respect to Ivan Kaufman's Annual Incentive Agreement described in "Executive Compensation in 2017" below. We are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers at our 2017 Annual Meeting of Stockholders. Please see "Proposal No. 4—Advisory Vote on Named Executive Officer Compensation" below for more information.

        The Board and the Compensation Committee continue to expect to take the results of this vote and future votes into consideration when making future compensation decisions with respect to the named executive officers, but are not required to do so.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid by a public company to each "covered employee" (the chief executive officer and three other most highly compensated executive officers of the Company other than the chief financial officer) to no more than $1.0 million. Unless an exception applies, compensation otherwise deductible in connection with equity-based awards will be subject to this limit. Excluded from this limitation is compensation that is "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. The Committee has not adopted a formal policy that requires all compensation paid to the named executive officers to be fully deductible.

Executive Compensation in 2017

        In 2015, the Company entered into an Annual Incentive Agreement with Ivan Kaufman, which generally sets forth the agreement of the Company and Mr. Kaufman with respect to Mr. Kaufman's annual base salary and incentive compensation from the Company commencing in 2015 and continuing during his service as Chief Executive Officer. That agreement was amended in March of 2017, primarily to provide for certain incentive compensation dependent on the Company's successful integration of the acquisition of our Manager's Agency business (the "Acquisition"). Under the terms of the agreement, Mr. Kaufman will have an annual base salary of $1,000,000 and an annual performance cash bonus target opportunity of 220% of base salary (with a threshold annual bonus opportunity of 110% and a maximum annual bonus opportunity of 330% of base salary—with the opportunity to earn an additional $550,000 annually in the event of extraordinary performance with respect to corporate capital growth goals). The goals applicable to the annual performance bonus will relate to the Company's adjusted funds from operations, corporate capital growth (as noted above), balance sheet-management and efficiency, the relative risk of the Company's portfolio, the growth of the Company's Agency servicing portfolio and the Compensation Committee's assessment of Mr. Kaufman's leadership and achievement of subjective goals during the calendar year. These goals (and the other goals contemplated by the agreement) are to be set by the Compensation Committee of the Company's Board of Directors.

        The agreement further provides for: (i) annual grants of three-year time-vesting restricted stock with a value at grant of $550,000; (ii) annual grants, for a five year period, of performance and time based-vesting restricted stock with an annual grant value of $3,000,000, dependent on reaching certain goals relating to the Company's integration of the Acquisition, including originations, growth in the servicing portfolio and the weighted average servicing fee; and (iii) performance-vesting restricted stock units with an annual value at grant of $3,300,000, relating to the Company's total shareholder return objectives. Each grant of performance and time based-vesting restricted stock noted in clause (ii) above will vest in full on the third anniversary of the grant date. The performance-vesting restricted stock units noted in clause (iii) above will vest, in whole or in part, based on the attainment of total shareholder return goals over a four year period. In March 2015, 2016 and 2017, the Compensation Committee granted Mr. Kaufman performance-vesting restricted stock units under clause (iii) above, which entitle Mr. Kaufman to receive up to 445,765 shares, 421,348 shares and 448,980 shares, respectively, of common stock which vest at the end of a performance period based upon the Company's achievement of four-year total shareholder return objectives.

        The agreement also provides for the treatment of the various incentive awards upon a termination of Mr. Kaufman's employment. Among other things, the agreement provides that in the event of a termination of employment by the Company without cause or by Mr. Kaufman for good reason (as such terms are defined in the agreement), then the annual bonus for the year of termination will be paid out at the target level of performance (which is 220% of base salary), all unvested restricted stock issued pursuant to clauses (i) and (ii) in the preceding paragraph will vest in full and performance-vesting restricted stock units described in clause (iii) of the preceding paragraph will vest pro-rata based on the elapsed portion of the performance period (based upon actual performance).

        The agreement also provides that the value of Mr. Kaufman's annual cash bonus and equity incentive awards will increase by 10% for each increase of 25% in the Company's GAAP equity capitalization, measured year-over-year (from December 31, 2016) through the first day of any subsequent calendar year.

        In March 2017, the Compensation Committee approved the salaries of Messrs. Kaufman, Elenio, Weber, Kilgore and Bishar for 2017, all of which did not increase from 2016. In March 2017, the Compensation Committee approved Messrs. Elenio's and Bishar's allocable portion of their compensation that the Company is required to reimburse ACM pursuant to the management agreement, which increased as a result of the Acquisition.

        The Compensation Committee intends to continue its strategy of compensating the Company's named executive officers through programs that emphasize incentive compensation, fostering a pay-for-performance culture. To that end, a majority of executive compensation will continue to be tied to Company and individual performance, while maintaining an appropriate balance between cash and non-cash compensation.

Management Agreement

        We are externally managed and advised by ACM pursuant to the terms of the management agreement described below. Our Manager provides us with a variety of advisory and professional services vital to our operations, including underwriting, accounting and treasury, compliance, marketing, information technology and human resources. Our management agreement with ACM was originally developed to capitalize on synergies with ACM's origination infrastructure, existing business relationships and management expertise, and was amended in 2016 to reflect changes in our organizational structure resulting from the Acquisition.

  Cost Reimbursement

        For performing services under the management agreement, we reimburse ACM for its actual costs incurred to manage the Company's business and operations pursuant to the terms of an annual budget, which is subject to the review and approval of the Audit Committee of the Board on an annual basis and is also subject to quarterly reconciliation procedures. The Manager's annual budget includes an allocable portion of the base salaries, annual cash bonuses and employee benefits paid to employees of the Manager who provide services to the Company.

        Because our management agreement provides that ACM assumes principal responsibility for managing certain portions of our business, certain of our executive officers, who are employees of our Manager, do not receive cash compensation or benefits directly from us for serving as our executive officers. However, pursuant to the terms of the management agreement, the Company reimburses the Manager for a portion of the base salaries, annual cash bonuses and employee benefits paid to employees of the Manager who provide services to the Company, which, at December 31, 2016, included Messrs. Elenio and Bishar. Such employees of the Manager are also eligible to receive grants of equity-based incentive awards under the Stock Incentive Plan. In their capacities as officers or employees of our Manager or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our Manager under the management agreement.

        As of January 1, 2015, the management agreement was amended to include that all salary and bonus amounts payable by the Company to Mr. Kaufman shall be determined solely pursuant to the terms of the Annual Incentive Agreement with Mr. Kaufman for so long as it is in effect. See "Executive Compensation in 2017" above for further details of the Annual Incentive Agreement with Mr. Kaufman.

  Incentive Management Fee

        The base management fee is an arrangement whereby we reimburse our Manager for its actual costs incurred in managing our business based on the parties' agreement in advance on an annual budget with subsequent quarterly true-ups to actual costs. The 2016 and 2015 base management fees were $12.6 million and $10.9 million, respectively. A portion of this amount represented the Company's allocable portion of the base salary and annual cash bonus paid to Messrs. Elenio and Bishar with respect to their service in 2016.

        At December 31, 2016 and 2015, due to related party was $6.0 million and $3.4 million, respectively, and consisted primarily of base management fees due to ACM, which were remitted by us in the following quarter.

        The incentive management fee is measured on an annual basis and is calculated pursuant to the terms of the management agreement. The minimum return, or incentive fee hurdle to be reached before an incentive fee is earned, is a percentage applied on a per share basis to the greater of $10.00 or the average gross proceeds per share. In addition, 60% of any loan loss and other reserve recoveries are eligible to be included in the incentive fee calculation, which recoveries are spread over a three year period. No incentive fees were earned for the years ended December 31, 2016 and 2015.

        The management agreement also allows us to consider, from time to time, the payment of additional "success-based" fees to our Manager for accomplishing certain specified corporate objectives in the sole discretion of our independent directors. No "success-based" payments were made for the year ended December 31, 2016.

  Term and Termination

        The management agreement is renewable automatically for an additional one year period every year, unless terminated with six months' prior written notice. If we terminate or elect not to renew the management agreement without cause, we are required to pay a termination fee of $10.0 million.

        On July 14, 2016, we completed the Acquisition, pursuant to an asset purchase agreement dated February 25, 2016 ("Purchase Agreement"). In connection with the Purchase Agreement, we have an option, expiring in July 2018, to purchase the existing management agreement and fully internalize our management structure for $25.0 million, which increases to $27.0 million after July 2017. The exercise of this option is at the sole discretion of a special committee of independent directors that was formed by the Board of Directors in connection with the Acquisition, which is under no obligation to exercise such option.

Compensation Committee Report on Executive Compensation

        The Compensation Committee reviewed and discussed the "Compensation Discussion and Analysis" with the Company's management. Based upon this review and their discussions, the Compensation Committee recommended that the Board of Directors include the "Compensation Discussion and Analysis" in the Company's proxy statement for its 2017 annual meeting of stockholders. In addition, the Compensation Committee considered whether the Company's executive compensation program encourages unnecessary risk taking and has concluded that it does not.

Compensation Committee:

William C. Green (Chairman)
William Helmreich
Melvin F. Lazar
George Tsunis

April 7, 2017

Executive Compensation

Summary Compensation Table for 2016

        The following table sets forth the total compensation amounts paid to our named executive officers for the years ended December 31, 2016, 2015 and 2014.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Ivan Kaufman	2016	$1,000,000		$3,500,000		$1,367,277		$5,895	$5,873,172
Chief Executive Officer	2015	$1,000,000		$3,441,304		$2,439,035	(3)	$6,310	$6,886,649
and President	2014	$1,000,000		$2,000,000		$498,400		$5,856	$3,504,256
Paul Elenio	2016	$442,655	(4)	$1,216,732	(4)	$331,500		$5,241	$1,996,128
Chief Financial Officer	2015	$378,334	(4)	$420,000	(4)	$174,750		$5,034	$978,118
	2014	$360,000	(4)	$430,000	(4)	$178,000		$4,632	$972,632
Fred Weber	2016	$500,000		$1,250,000		$198,237		$5,895	$1,954,132
Executive Vice President—	2015	$500,000		$1,700,000		$174,750		$6,293	$2,381,043
Structured Finance	2014	$500,000		$1,500,000		$178,000		$5,790	$2,183,790
Gene Kilgore	2016	$500,000		$800,000		$173,441		$5,895	$1,479,336
Executive Vice President—	2015	$500,000		$850,000		$174,750		$6,293	$1,531,043
Structured Securitization	2014	$500,000		$800,000		$178,000		$5,790	$1,483,790
John J. Bishar, Jr.	2016	$256,986	(5)	$783,562	(5)	$123,882		$4,328	$1,329,777
General Counsel and	2015	N/A		N/A		N/A		N/A	N/A
Corporate Secretary	2014	N/A		N/A		N/A		N/A	N/A

(1)
Represents the aggregate grant date fair value of restricted common stock awards and performance-vesting restricted stock units granted in the respective years, determined in accordance with FASB ASC Topic 718. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Setting Process—Stock-Based Incentive Awards" for further information on stock awards.

(2)
Amounts reflect the Company's matching contributions to the 401(k) plan and basic term life insurance.

(3)
Amount includes the grant date fair value of 445,765 shares of performance-vesting restricted stock units in 2015 that was inadvertently omitted from this table in the prior year Definitive Proxy Statement filed on April 12, 2016, which were previously disclosed under "Compensation Discussion and Analysis" in such prior year filing.

(4)
Mr. Elenio did not receive cash compensation or benefits from us for serving as our executive officer in the years stated above other than the cash bonus amounts that are stated below. He is employed and was compensated by our Manager, ACM, who was reimbursed $914,628, $798,334 and $740,000 in cash as the Company's allocable portion of the annual salary and bonus payable to Mr. Elenio in 2016, 2015 and 2014, respectively. In addition, the Company's independent directors approved the payment of a cash bonus of $750,000, $0 and $50,000 by the Company to Mr. Elenio with respect to his work on behalf of the Company for the years ended December 31, 2016, 2015 and 2014, respectively. See "Compensation Discussion & Analysis—Management Agreement" for further information.

(5)
Mr. Bishar did not receive cash compensation or benefits from us for serving as our executive officer in 2016, other than the cash bonus amount stated below. He is employed and was compensated by our Manager, ACM, who was reimbursed $444,876 in cash as the Company's allocable portion of the annual compensation payable to Mr. Bishar in 2016. In addition, the Company's independent directors approved the payment of a cash bonus of $600,000 by the Company to Mr. Bishar with respect to his work on behalf of the Company for the year ended December 31, 2016. Mr. Bishar also received funds for matching contributions to his 401(k) plan and basic term life insurance totaling $4,086 and $242, respectively, for 2016.

Grants of Stock-Based Awards for 2016

        The following shares of restricted common stock and performance-vesting restricted stock units were granted to the named executive officers pursuant to the Company's Stock Incentive Plan and Annual Incentive Agreement during 2016.

Name	Grant Date	Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Ivan Kaufman	03/14/16	491,573	$1,367,277
Paul Elenio	03/14/16	50,000	$331,500
Fred Weber	03/14/16	29,900	$198,237
Gene Kilgore	03/14/16	26,160	$173,441
John J. Bishar, Jr.	03/14/16	18,685	$123,882

(1)
Represents restricted common shares, granted to the named executive officers, and performance-vesting restricted stock units, granted to Mr. Kaufman, on March 14, 2016 with respect to their 2015 performance.

(2)
Represents the aggregate grant date fair value of restricted common stock awards and performance-vesting restricted stock units granted in the respective years, determined in accordance with FASB ASC Topic 718. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Setting Process—Stock-Based Incentive Awards" for further information on stock awards..

        Cash dividends are paid on all outstanding shares of restricted stock at the same rate as is paid to all stockholders, which was $0.62 per share for 2016. See "Executive Compensation—Compensation Discussion and Analysis—Forms of Compensation—Stock-Based Incentive Awards" for further information.

Outstanding Stock-Based Awards at 2016 Fiscal Year-End

        The table below lists the number of shares of restricted common stock and performance-vesting restricted stock units held by each our named executive officers as of December 31, 2016 that were subject to vesting (pursuant to the terms of the related restricted stock award agreement and Annual Incentive Agreement in connection to Mr. Kaufman) as of that date.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Ivan Kaufman	991,928	(3)	$7,399,784
Paul Elenio	41,667	(4)	$310,836
Fred Weber	28,267	(5)	$210,872
Gene Kilgore	25,774	(6)	$192,274
John J. Bishar, Jr.	15,791	(7)	$117,801

(1)
As of December 31, 2016, these shares were subject to the terms of the restricted stock award agreements, and the Annual Incentive Agreement in connection to Mr. Kaufman.

(2)
Based on the closing stock price of our common stock on December 31, 2016 of $7.46.

(3)
Of the 124,815 unvested restricted common stock awards for Mr. Kaufman, 71,129 shares vested in March 2017, while 36,129 shares and 17,557 shares will vest in March 2018 and 2019, respectively. The 867,113 performance-vesting restricted stock units granted to Mr. Kaufman will vest, in whole or in part, based on the attainment of total shareholder return goals over a four year period.

(4)
Of the 41,667 unvested stock awards for Mr. Elenio, 25,001 shares vested in March 2017, while 16,666 shares will vest in March 2018.

(5)
Of the 28,267 unvested stock awards for Mr. Weber, 18,301 shares vested in March 2017, while 9,966 shares will vest in March 2018.

(6)
Of the 25,774 unvested stock awards for Mr. Kilgore, 17,054 shares vested in March 2017, while 8,720 shares will vest in March 2018.

(7)
Of the 15,791 unvested stock awards for Mr. Bishar, 9,562 shares vested in March 2017, while 6,229 shares will vest in March 2018.

Vested Stock-Based Awards for 2016

        The table below lists the number of shares of restricted common stock held by each our named executive officers that vested (pursuant to the terms of the related restricted stock award agreement and Annual Incentive Agreement in connection to Mr. Kaufman) during 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ivan Kaufman	94,464	$637,418
Paul Elenio	33,334	$224,005
Fred Weber	26,634	$179,584
Gene Kilgore	25,387	$171,316
John J. Bishar, Jr.	12,895	$86,694

(1)
Value realized equals the fair market value of the shares on the date the shares vested.

Potential Payments Upon Change in Control or Termination

        Except for the Annual Incentive Agreement with Mr. Kaufman entered into on March 5, 2015, and amended in March 2017, as described above in "Executive Compensation in 2017," the Company does not maintain employment, severance or change in control agreements with any of the named executive officers and, therefore, the Company is not obligated to pay cash severance to any of the named executive officers other than Mr. Kaufman upon a termination of their employment.

  Change in Control

        The restricted stock award agreements that govern the shares of restricted common stock granted to the named executive officers pursuant to the Company's Stock Incentive Plan provides for the full vesting of such shares in the event of a "change of control" (as defined in the agreement) of the Company. If a change in control had occurred on December 31, 2016, the market value of the shares of restricted common stock held by each named executive officer that would have become vested, based on the closing stock price of $7.46 on December 31, 2016, was equal to: (i) Mr. Kaufman, $931,120; (ii) Mr. Elenio, $310,836; (iii) Mr. Weber, $210,872; (iv) Mr. Kilgore, $192,274; and (v) Mr. Bishar, $117,801.

  Termination

        If Mr. Kaufman's employment was terminated on December 31, 2016: (i) by the Company without cause; or (ii) by Mr. Kaufman for "good reason" (as defined in the agreement), the unvested shares of restricted common stock he held would have become vested and he would have been entitled to the same value described under "Change in Control" above. In addition, the market value of the pro-rata performance-vesting restricted stock units that would have vested based on the terms of his Annual Incentive Agreement was equal to $2,322,203, based on the closing stock price of $7.46 on December 31, 2016.

Director Compensation

        The Compensation Committee's recommendations regarding compensation of the Company's directors are reported to, and approved by, the full Board of Directors. For 2016, the Compensation Committee did not engage a compensation consultant to determine the compensation of its directors. However, the Compensation Committee directly engaged FPL Associates, an independent third-party advisor, with respect to the future compensation of its directors and, in March 2017, the Board of Directors approved an updated compensation program for the Company's directors, which is effective beginning in 2017 and summarized below.

        In 2017, each non-management director will be paid a director's fee of $145,000 per year consisting of $60,000 of cash and approximately $85,000 in stock. Also, the Lead Director will be paid an additional fee of $50,000 per year, each independent director who serves as chairman of the Audit Committee will be paid an additional fee of $25,000 per year, each independent director who serves as chairman of the Compensation Committee will be paid an additional fee of $15,000 per year, and each independent director who serves as chairman of the Nominating/Corporate Governance Committee will be paid an additional fee of $10,000 per year. Additionally, each independent director who serves on a committee will be paid an additional fee per year of $10,000 for the Audit Committee (other than the chairman) and the Compensation Committee (other than the chairman), and $5,000 for the Nominating/Corporate Governance Committee (other than the chairman). In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board of Directors. We also reimburse all directors up to $2,500 per year for continuing education costs incurred in connection with their services on the Board of Directors.

        The following table sets forth the compensation amounts paid by us to our directors for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Archie R. Dykes	$58,000	$74,322	$132,322
Karen K. Edwards(3)	$68,000	$74,322	$142,322
William C. Green(3)	$130,000	$74,322	$204,322
William Helmreich	$60,500	$74,322	$134,822
Melvin F. Lazar(3)	$80,500	$74,322	$154,822
Joseph Martello(4)	$0	$66,300	$66,300
George Tsunis	$28,000	$37,696	$65,696
Stanley Kreitman(3)	$66,000	$74,322	$140,322

(1)
The Board of Directors formed a Special Committee consisting of independent directors in connection with the Acquisition. Amounts include Special Committee fees paid during 2016 as noted below under "Certain Relationships and Related Transactions—Option Agreement".

(2)
Represents the aggregate grant date fair value of common stock awards granted in 2016, determined in accordance with FASB ASC Topic 718. The number of shares and grant date fair value of common stock awards granted during 2016 are set forth below. Each of these awards consisted of shares of common stock that were issued without vesting restrictions as of the grant date, except for Joseph Martello who was granted restricted common shares in his capacity as a service provider to the Company whereby one third of the shares vested as of the date of grant, one third vested in March 2017, and the remaining third will vest in March 2018.

Name	Number of Shares Granted (#)	Grant Date Fair Value of Stock Awards ($)
Archie R. Dykes	11,210	$74,322
Karen K. Edwards	11,210	$74,322
William C. Green	11,210	$74,322
William Helmreich	11,210	$74,322
Melvin F. Lazar	11,210	$74,322
Joseph Martello(4)	10,000	$66,300
George Tsunis	4,960	$37,696
Stanley Kreitman	11,210	$74,322
(3)
Includes Special Committee fees of $10,000, $15,000, $12,500 and $10,000 paid to Ms. Edwards, Mr. Green, Mr. Lazar and Mr. Kreitman, respectively.

(4)
Mr. Martello, the Chief Operating Officer of Arbor Management, LLC (which is the managing member of ACM) did not receive cash fees for his service as a director and was granted restricted shares of common stock in his capacity as a service provider to the Company. The number of granted shares of common stock that vested immediately on March 14, 2016 totaled 3,333 with a fair market value of $22,098 as of the grant date and the number of shares that were not vested as of December 31, 2016 totaled 6,667 with a market value of $49,736 as of December 31, 2016.

        On March 20, 2017, the Compensation Committee granted each of the Company's non-management directors an award of 10,625 shares of fully vested common stock. The Compensation

Committee also granted Joseph Martello 10,000 shares of common stock. One third of the shares vested as of the date of grant, one third will vest in March 2018, and the remaining third will vest in March 2019.

Compensation Committee Interlocks and Insider Participation

        Messrs. Green, Lazar, Kreitman, Tsunis and Dr. Helmreich served as members of our Compensation Committee during 2016. Dr. Helmreich has been retained as a part-time consultant in the capacity of Chairman for Academic Affairs by North Shore Hebrew Academy since 2000. Prior to 2000, Dr. Helmreich was the President of North Shore Hebrew Academy. Our Chairman and Chief Executive Officer, Mr. Kaufman, and Dr. Helmreich are both members of the Board of Trustees of North Shore Hebrew Academy High School.

Equity Compensation Plan Information

        The following table presents information as of December 31, 2016 regarding the Stock Incentive Plan, and the incentive compensation provisions of our management agreement with ACM, which were our only equity compensation plans in effect during 2016 and supersedes the table disclosed in our Annual Report on Form 10-K filed on March 3, 2017.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance
Equity compensation plans approved by security holders:
2014 Omnibus Stock Incentive Plan(1)	—	N/A	0
Incentive Compensation pursuant to Management Agreement(2)	—	N/A	See Note 3
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	—	N/A	0

(1)
On May 20, 2014, the stockholders approved the 2014 Omnibus Stock Incentive Plan which authorized the issuance of 2,000,000 shares of the Company's common stock to be used for grants under the Stock Incentive Plan.

(2)
Pursuant to the terms of our management agreement with ACM, at least 25% of the incentive compensation earned by our Manager is payable in shares of our common stock having a value equal to the average closing price per share for the last twenty days of the fiscal quarter for which the incentive compensation is being paid. ACM has the right to elect to receive 100% of the incentive compensation in shares of our common stock. See "Compensation Discussion and Analysis—Management Agreement" for information regarding the terms of our management agreement and the incentive compensation payable to ACM thereunder. Our sole stockholder immediately prior to the date we entered into the management agreement with ACM approved the issuance of shares of our common stock to ACM pursuant to the incentive compensation provisions of the management agreement.

(3)
The number of securities remaining available for future issuance to ACM as incentive compensation pursuant to the management agreement depends on the amount of incentive compensation earned by ACM in the future and therefore is not yet determinable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table indicates how many shares of our common stock and our special voting preferred stock are beneficially owned by: (i) each of our directors and each nominee for director; (ii) each of our executive officers; and (iii) all of our directors and executive officers as a group. The following table also indicates how many shares of our common stock and special voting preferred stock are beneficially owned by each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock and special voting preferred stock, in each case, based solely on, and as of the date of, such person's filing of a Schedule 13D or Schedule 13G with the SEC. Unless otherwise indicated, the persons named in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

        The following table lists separately the 21,230,769 outstanding shares of our special voting preferred stock that are currently held by ACM as a separate class of our voting securities. These shares of special voting preferred stock entitle the holder to one vote on all matters submitted to a vote of our stockholders and are paired with an equal number of common units of our operating partnership ("OP Units"), each of which is currently redeemable for cash or, at our option, shares of our common stock on a one-for-one basis. Each share of special voting preferred stock will be redeemed and cancelled by us upon the redemption of its paired operating partnership unit for cash or shares of our common stock. In accordance with SEC beneficial ownership rules, the following table attributes to ACM (and to Mr. Kaufman, as the controlling owner of ACM) beneficial ownership of the: (i) 21,230,769 shares of special voting preferred stock currently held by ACM; and (ii) 5,349,053 shares of common stock currently held by ACM.

	Shares of Common Stock Beneficially Owned(2)		Shares of Special Voting Preferred Stock Beneficially Owned(2)		Total Shares of Voting Stock Beneficially Owned(2)
Name and Address(1)	Number	Percentage	Number	Percentage	Number	Percentage
Ivan Kaufman(3)	5,908,698	11.4%	21,230,769	100.0%	27,139,467	37.1%
Arbor Commercial Mortgage, LLC(3)	5,349,053	10.3%	21,230,769	100.0%	26,579,822	36.4%
Leon G. Cooperman(4)	4,833,325	9.3%	—	—	4,833,325	6.6%
Wellington Management Company, LLP(5)	3,131,603	6.0%	—	—	3,131,603	4.3%
BlackRock, Inc.(6)	3,124,654	6.0%	—	—	3,124,654	4.3%
FMR LLC(7)	2,693,994	5.2%	—	—	2,693,994	3.7%
Archie R. Dykes	114,585	*	—	—	114,585	*
Karen K. Edwards	93,135	*	—	—	93,135	*
William C. Green	81,925	*	—	—	81,925	*
William Helmreich	206,735	*	—	—	206,735	*
Stanley Kreitman	57,135	*	—	—	57,135	*
Melvin F. Lazar	168,215	*	—	—	168,215	*
Joseph Martello(8)	118,940	*	—	—	118,940	*
George Tsunis	35,585	*	—	—	35,585	*
Gregg Aprahamian	8,320	*	—	—	8,320	*
John J. Bishar, Jr.(8)	107,235	*	—	—	107,235	*
John Caulfield(8)	79,630	*	—	—	79,630	*
Paul Elenio(8)	308,140	*	—	—	308,140	*
Andrew Guziewicz(8)	38,225	*	—	—	38,225	*
Bonnie Habyan(8)	93,972	*	—	—	93,972	*
Daniel P. Kenny(8)	49,575	*	—	—	49,575	*
Gene Kilgore(8)	340,125	*	—	—	340,125	*
Thomas Murphy(8)	52,750	*	—	—	52,750	*
John Natalone(8)	181,190	*	—	—	181,190	*
Thomas Ridings	69,310	*	—	—	69,310	*
Fred Weber(8)	420,540	*	—	—	420,540	*
All directors and executive officers as a group (21 persons)	8,533,965	16.5%	21,230,769	100.0%	29,764,734	40.7%
Total shares outstanding	51,850,250		21,230,769		73,081,019

*
Less than one percent.

(1)
Unless otherwise indicated in the following footnotes, the address for each person or entity listed in the table above is 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York, 11553.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days of the date hereof.

(3)
Mr. Kaufman, together with (i) his wife, Lisa Kaufman, (ii) the Ivan and Lisa Kaufman Family Trust, (iii) the Ivan Kaufman Grantor Retained Trust and (iv) Arbor Management, LLC, the managing member of ACM and an entity owned wholly by Mr. Kaufman and Lisa Kaufman, beneficially own approximately 92% of the outstanding membership interests of ACM.

(4)
Based on information included in the Schedule 13G filed by Leon G. Cooperman, on February 14, 2017, which includes 2,003,325 shares owned by the Leon and Toby Cooperman Family Foundation for which Mr. Cooperman is a trustee. The address of the principal business office of Mr. Cooperman is 7118 Melrose Castle Lane, Boca Raton, FL 33496.

(5)
Based on information included in the Schedule 13G filed by Wellington Management Company, LLP on February 14, 2017. Wellington Management Company has sole dispositive power over all such shares and sole voting power over 2,017,676 of these shares.

(6)
Based on information included in the Schedule 13G filed by Black Rock Inc. on January 18, 2017. BlackRock Inc. has sole dispositive power over all such shares and sole voting power over 2,969,236 of these shares.

(7)
Based on information included in the Schedule 13G filed by FMR LLC on February 14, 2017.

(8)
These individuals hold Class B membership interest in ACM. For purposes of the SEC's beneficial ownership rules, the shares held by ACM are not deemed to be beneficially owned by such individuals. See "Certain Relationships and Related Transactions—Relationships with Our Manager—Common Management" below for further details.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a class of our equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 that they file.

        Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that during and with respect to the fiscal year ended December 31, 2016 all filings required by Section 16(a) of the Exchange Act were timely made, except for Form 3's filed for Messrs. Aprahamian, Caulfield, Kenny, Murphy, Natalone and Ridings, and Ms. Habyan determined to be executive officers of the Company in November 2016 (which were reported on February 13, 2017).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding the Review, Approval or Ratification of Transactions with Related Persons

        In recognition of the fact that transactions involving related parties can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, the Board of Directors has adopted a written policy, the "Policy and Procedures With Respect to Related Person Transactions," which we refer to as our Related Persons Policy, which provides for the review and approval (or, if completed, ratification) by the Independent Director Committee (or, in certain circumstances, the Chair of the Independent Director Committee) of all transactions involving the Company in which a related party is known to have a direct or indirect interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC. All Related Persons (as defined below) are required to report to our Corporate Secretary, who is required to submit to our Independent Director Committee any such related party transaction prior to its completion.

        Our Related Persons Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest.

        A "Related Person," as defined in our Related Persons Policy, means any person who is, or at any time since the beginning of the Company's last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company's voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including (i) the related person's relationship to us and his or her interest in the transaction, (ii) the proposed aggregate value of the transaction, or, in the case of indebtedness, the amount of principal that would be involved, (iii) the benefits to us, (iv) the availability of comparable products or services that would avoid the need for a related person transaction and (v) the terms of the transaction and the terms available to unrelated third parties or to employees generally.

Relationships with Our Manager

Arbor Commercial Mortgage's Ownership Interest in the Company and Related Registration Rights

        ACM currently owns 21,230,769 operating partnership units in our operating partnership, Arbor Realty Limited Partnership (the "Partnership"), representing approximately 29.1% partnership interest in our operating partnership. Each of the operating partnership units currently held by ACM are paired with one share of our special voting preferred stock, each of which entitles the holder to one vote on all matters submitted to a vote of our stockholders. Combined with its direct ownership of 5,349,053 shares of our common stock, ACM is currently entitled to a number of votes representing approximately 36.4% of the voting power of our outstanding voting securities. We have granted ACM shelf registration rights, or, if such rights are not available, demand registration rights with respect to the 5,349,053 shares currently owned by it. ACM is also entitled to participate in primary or secondary offerings of our common stock with respect to these shares. We have also agreed to certain restrictions on the registration rights that we may grant to any other holder or prospective holder of our securities without the prior written consent of ACM so long as we are still obligated to register any of the shares currently owned by ACM pursuant to the registration rights agreement.

Common Management

        Mr. Ivan Kaufman, our Chairman and Chief Executive Officer, is also the Chief Executive Officer of Arbor Commercial Mortgage. Mr. Kaufman and entities controlled by Mr. Kaufman collectively own 92% of the outstanding membership interests in ACM. Mr. Joseph Martello, one of our directors, currently serves as the Chief Operating Officer of Arbor Management, LLC, the managing member of ACM. Mr. Martello owns a 1.3% interest in ACM and is also the sole trustee of the Ivan and Lisa Kaufman Family Trust for the benefit of Mr. Kaufman's family, which owns a 35% interest in ACM, and a co-trustee, along with Mr. Kaufman, of the Ivan Kaufman Grantor Retained Annuity Trust, which also owns an equity interest in ACM. Mr. John Bishar, our General Counsel, also serves as General Counsel to ACM. Mr. Bishar owns a 0.4% interest in ACM. Mr. Paul Elenio, our Chief Financial Officer and Treasurer, currently serves as the Chief Financial Officer of ACM. Mr. Elenio owns a 0.4% interest in ACM. Mr. Fred Weber, our Executive Vice President of Structured Finance, was responsible for overseeing ACM's structured finance and principal transactions group from 1999 until 2003. Mr. Weber owns a 0.9% interest in ACM. Mr. Gene Kilgore, our Executive Vice President—Structured Securitization, owns a 0.7% interest in ACM. Mr. Andrew Guziewicz, our Chief Credit Officer, owns a 0.1% interest in ACM. Mr. John Caulfield, our Chief Operating Officer—Agency Lending, owns a 0.2% interest in ACM. Ms. Bonnie Habyan, our Executive Vice President—Marketing and Operational Compliance, owns a 0.1% interest in ACM. Mr. Daniel P. Kenny, our Executive Vice President—Chief Asset Manager, Servicing and Asset Management, owns a 0.1% interest in ACM. Mr. Thomas Murphy, our Executive Vice President—Chief Information Officer, owns a 0.3% interest in ACM. Mr. John Natalone, our Executive Vice President—Treasury and Servicing, owns a 0.6% interest in ACM. Messrs. Kaufman, Martello, Bishar, Elenio, Weber, Kilgore, Caulfield, Kenny, Murphy and Natalone, as well as Ms. Habyan, are all members of ACM's executive committee.

Management and Services Agreements

        We are externally managed and advised by ACM pursuant to the terms of a management agreement. Our Manager provides us with a variety of advisory and professional services vital to our operations, including underwriting, accounting and treasury, compliance, marketing information technology and human resources. See "Executive Compensation—Compensation Discussion and Analysis—Management Agreement" for further information of the management agreement.

        We and our operating partnership have also entered into a services agreement with ACM pursuant to which our asset management group provides asset management services to ACM. In the event that the services provided by our asset management group pursuant to the agreement exceed the level of activity anticipated by our Board of Directors by more than 15% per quarter, we will negotiate in good faith with our Manager an adjustment to our Manager's base management fee under the management agreement, to reflect the scope of the services, the quantity of serviced assets or the time required to be devoted to the services by our asset management group.

Non-Competition Agreements

        We have entered into a non-competition agreement with Mr. Kaufman pursuant to which he has agreed not to pursue any structured finance opportunities in the multifamily and commercial real estate markets unless a majority of our independent directors affirmatively approves the pursuit by Mr. Kaufman of such opportunity and a majority of our independent directors and our credit committee have rejected the pursuit of such opportunity on our behalf. Mr. Kaufman has also agreed that if he is no longer an affiliate of ACM and, within the first five years of the term of the management agreement, he is no longer our Chief Executive Officer other than because of certain reasons specified in the non-competition agreement, he will not engage in the structured finance lending business for a period of one year after the earlier of his departure from us or the regular expiration of the one year origination period described in the management agreement. Mr. Kaufman's non-competition agreement also prohibits Mr. Kaufman from soliciting our customers or employees during its term.

        In addition, in connection with the closing of the Acquisition, we entered into another Non-Competition Agreement with our manager and Mr. Kaufman pursuant to which our manager and Mr. Kaufman agree not to pursue loans and similar investments in commercial mortgage backed securities, the multifamily agency business, permanent and bridge commercial and multifamily mortgage loans and mezzanine and preferred equity investments in commercial and multifamily real estate ("Company Target Investments"). We agreed not to pursue investments in any areas other than Company Target Investments. Each party to the Non-Competition Agreement agreed to not solicit the other parties' employees.

Benefits Participation Agreement

        We have also entered into a benefits participation agreement with ACM, pursuant to which our employees are able to participate in any employee benefit plans maintained by Arbor Management for the benefit of ACM employees. Arbor Management charges us an amount equal to its cost of providing benefits to each of our employees.

Related Party Transactions

        In January 2017, Ginkgo Investment Company LLC, of which one of our directors, Mr. Green, is a 33% managing member, purchased a multifamily apartment complex which assumed an existing $8.3 million Fannie Mae loan that we service. We carry a maximum loss-sharing obligation with Fannie Mae on this loan of up to 20% of the original unpaid principal balance. Upon the sale, we received a 1% loan assumption fee which was governed by existing loan agreements that were in place when the loan was originated in 2015, prior to such purchase.

        In September 2016, we originated $48.0 million of bridge loans on six multifamily properties owned by a consortium of investors consisting of certain of our officers, including Mr. Kaufman and our Manager, who together own interests ranging from approximately 7.8% to 9.0% in the borrowing entities. The loans have an interest rate of LIBOR plus 4.50% with a LIBOR floor of 0.25% and mature in September 2019.

        In connection with the Acquisition, on July 14, 2016, we entered into a $50.0 million preferred equity interest financing agreement with our Manager to finance a portion of the aggregate purchase price. The debt has a five year term with a preferred return of 7% through December 31, 2016, increasing by 1% per annum thereafter, with a maximum rate of 12%. In addition, after eighteen months, the principal balance due is scheduled to increase over time with $62.5 million due if the debt remained outstanding until the end of the five-year term.

        In January 2016, we originated a $12.7 million bridge loan and a $5.2 million preferred equity investment on two multifamily properties owned by a consortium of investors consisting of certain of our officers, including Mr. Kaufman, who together own an interest of approximately 50% in the borrowing entity. The bridge loan has an interest rate of one-month LIBOR plus 4.50% with a LIBOR floor of 0.25% and matures in January 2019. The preferred equity investment has a fixed interest rate of 10% and a maturity date of April 2016, which was extended to November 2017.

        In January 2016, we originated a $19.0 million bridge loan on a multifamily property owned by a consortium of investors consisting of certain of our officers, including Mr. Kaufman, who together own an interest of approximately 7.5% in the borrowing entity. The loan has an interest rate of one-month LIBOR plus 4.50% with a LIBOR floor of 0.25% and matures in January 2019.

        In the first quarter of 2015, we invested $9.6 million for 50% of our Manager's indirect interest in a joint venture with a third party that was formed to invest in a residential mortgage banking business. As a result of this transaction, we had an initial indirect interest of 22.5% in this entity. During the year ended December 31, 2015, we invested $9.7 million through this joint venture in non-qualified residential mortgages purchased from the mortgage banking business's origination platform. During 2016, we funded an additional $5.9 million into these non-qualified residential mortgages and received cash distributions totaling $13.0 million as a result of the joint venture selling most of its mortgage assets.

General

        Every transaction entered into between us and an entity in which ACM holds equity interests raises a potential conflict of interest. Conflicts of interest with respect to these investments include, among others, decisions regarding (1) whether to waive defaults of such borrower, (2) whether to foreclose on the investment and (3) whether to permit additional financing on the properties securing our investments other than financing provided by us.

Purchase of the Agency Business from Arbor Commercial Mortgage, LLC

        On July 14, 2016 (the "Closing Date") we completed the Acquisition for an aggregate purchase price of $275.8 million, which was paid with $138.0 million in OP Units, $87.8 million in cash and with the issuance of a $50.0 million seller financing instrument. The closing price of our common stock on the Closing Date was $7.29 per share; therefore, the estimated fair value of the total consideration given to our Manager approximated $292.5 million.

Option Agreement

        Pursuant to the Acquisition, the Company, the Partnership, Arbor Realty SR, Inc. and ACM entered into an option agreement (the "Option Agreement"). Under the Option Agreement, the Partnership has an irrevocable, non-transferable right (the "Option") from ACM to purchase the management agreement, and, as a result, fully internalize the management of the Company. The Option is exercisable by the Partnership upon the approval of a special committee of four disinterested, independent directors (the "Special Committee"), or if the Special Committee no longer exists, by the Audit Committee of the Company's Board of Directors, at any time for two years after the Closing Date. The exercise price for the Option (the "Option Price") is (i) $25.0 million if exercised on or before the date that is one year after the Closing Date or (ii) $27.0 million if exercised thereafter. The Option Price is payable 50% in cash and 50% in OP Units. The number of OP Units to be issued will be calculated by dividing 50% of the Option Price by the reference market value of a share of the Company's common stock, par value $0.01 per share (the "Common Stock"). The "reference market value" is the volume-weighted average closing sale price, as published in the Eastern Edition of The Wall Street Journal, of a share of the Common Stock on the New York Stock Exchange for the 30 consecutive trading day period ending on the close of business on the trading day that is three days prior to the closing date of the Option.

        The Option Agreement provides that, three days before the closing date of the Option, ACM must deliver to the Company a statement that includes its good faith estimate of accrued and unpaid compensation and reimbursable expenses to which ACM is entitled under the management agreement. After the closing of the Option and ACM has received the exercise price and such accrued amounts, the management agreement shall terminate in all respects except for: (i) provisions thereof which by their terms survive such termination; and (ii) provisions related to confidentiality, limits of manager responsibility and indemnification by ACM or the Company.

Other Relationships and Related Transactions

        Arbor Management, LLC, the managing member of ACM, and ACM have made loans to several of our executive officers, summarized as follows:

        The largest aggregate outstanding principal balance to Mr. Elenio during the two year period ended December 31, 2016 was $21,416 and the total outstanding balance was paid-off during 2016. Mr. Elenio made principal payments totaling $14,273 and $7,143 during 2016, and 2015, respectively. The interest rate on the loan was prime and interest payments totaled $306 and $530 during 2016 and 2015, respectively.

        The largest aggregate outstanding principal balance to Mr. Kilgore during the two year period ended December 31, 2016 was $57,141 and the total outstanding balance was paid-off during 2016. Mr. Kilgore made principal payments totaling $28,570 and $28,571 during 2016 and 2015, respectively. The interest rate on the loans was prime and interest payments totaled $613 and $1,177 during 2016 and 2015, respectively.

        The largest aggregate outstanding principal balance to Mr. Bishar during the two year period ended December 31, 2016 was $53,572 and the total outstanding balance was paid-off during 2016. Mr. Bishar made principal payments totaling $35,715 and $17,857 during 2016 and 2015, respectively. The interest rate on the loan was prime and interest payments totaled $766 and $1,322 during 2016 and 2015, respectively.

        The largest aggregate outstanding principal balance to Mr. Guziewicz during the two year period ended December 31, 2016 was $40,000 and the total outstanding balance was paid-off during 2016. Mr. Guziewicz made principal payments totaling $30,000 and $10,000 during 2016 and 2015, respectively. The interest rate on the loan was prime and interest payments totaled $769 and $1,073 during 2016 and 2015, respectively.

        The largest aggregate outstanding principal balance to Mr. Kenny during the two year period ended December 31, 2016 was $50,000 and the total outstanding balance was $30,000 as of December 31, 2016. Mr. Kenny made principal payments totaling $10,000 during each of 2016 and 2015. The interest rate on the loan is prime and interest payments totaled $1,156 and $1,403 during 2016 and 2015, respectively.

        The largest aggregate outstanding principal balance to Ms. Habyan during the two year period ended December 31, 2016 was $1,143 and the total outstanding balance was paid-off during 2016. Ms. Habyan made principal payments totaling $572 and $571 during 2016 and 2015, respectively. The interest rate on the loan was prime and interest payments were de minimis during both 2016 and 2015.

        The largest aggregate outstanding principal balance to Mr. Caulfield during the two year period ended December 31, 2016 was $634,500 and the total outstanding balance was $584,500 as of December 31, 2016. Mr. Caulfield made principal payments totaling $25,000 during each of 2016 and 2015. There is no interest being charged on the aggregate loan balance.

        Our current policies and procedures do not allow for the lending of funds to any of our directors, officers or employees.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors, following the recommendation of the Nominating/Corporate Governance Committee, has nominated Mr. Ivan Kaufman, Mr. Melvin F. Lazar and Mr. George Tsunis, each to serve on the Board of Directors until the Company's annual meeting of stockholders for 2020 and until their respective successors are duly elected and qualify. Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, any nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional nominee as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company's charter and bylaws. Election of each of the director nominees named in this Proposal No. 1 requires the affirmative vote of a plurality of all the votes cast in the election of directors at the annual meeting by holders of our voting securities. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors' nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS IDENTIFIED ABOVE.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2014 OMNIBUS STOCK INCENTIVE PLAN TO AUTHORIZE AN ADDITIONAL 5,000,000 SHARES OF THE COMPANY'S COMMON STOCK FOR ISSUANCE UNDER THE PLAN

        We are asking the Company's stockholders to approve an amendment to the Company's Stock Incentive Plan to authorize the issuance of an additional 5,000,000 shares of the Company's common stock as grants of restricted stock or pursuant to restricted stock units or stock options under the Stock Incentive Plan.

        The Board of Directors believes that the Stock Incentive Plan is an important factor in attracting and retaining the high caliber employees and other service providers essential to the Company's success and in aligning those individuals' long-term interests with those of our stockholders. Therefore, on April 6, 2017, the Board of Directors amended the Stock Incentive Plan, subject to the approval of the Company's stockholders at the 2017 annual meeting of stockholders, to increase the total number of shares of our common stock authorized and reserved for issuance under the Stock Incentive Plan by 5,000,000 shares such that a total of 7,000,000 shares of common stock were reserved and authorized for issuance thereunder. If stockholder approval of the amendment to the Stock Incentive Plan is obtained, the total number of shares authorized and reserved for future issuance under the Stock Incentive Plan will not exceed 5,000,000 shares (plus any previously awarded shares that are returned to the plan as described below). We anticipate that that the common shares to be reserved for issuance under the Stock Incentive Plan will allow us to continue making equity grants for approximately 4 years, assuming that we continue to make awards consistent with our historical practice. The amendment is intended to ensure that the Stock Incentive Plan will have available the number of shares necessary to meet these needs and the Board of Directors believes that approval of the above-described amendment to the Stock Incentive Plan is in the best interests of the Company and its stockholders.

        The material features of the Stock Incentive Plan are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Stock Incentive Plan which is attached to this proxy statement as Appendix A.

General

        Restricted stock awards, restricted stock units and stock options may be granted under the Stock Incentive Plan. A total of 2,000,000 shares of the Company's common stock were originally reserved for issuance pursuant to awards under the Stock Incentive Plan, subject to adjustment upon certain corporate transactions. If any shares subject to an award are forfeited, the forfeited shares that were subject to the award will become available for future grants under the Stock Incentive Plan.

        If stockholder approval of the amendment to the Stock Incentive Plan is obtained, as specified in this Proposal No. 2, the total number of shares reserved for issuance will be 5,000,000 shares (plus any previously awarded shares that are returned to the Plan, as described above). On April 4, 2017, the per share closing price of the Company's common stock was $8.56, as reported on the NYSE.

Purpose

        The purpose of the Stock Incentive Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to employees and other service providers that are linked directly to increases in stockholder value, and will therefore inure to the benefit of all of the Company's stockholders.

Administration

        The Stock Incentive Plan is administered by the Company's Board of Directors or, at the Board's discretion, by a committee appointed by the Board (each, the "plan administrator"). The plan administrator has the authority to grant awards and otherwise administer the Stock Incentive Plan. All decisions made by the plan administrator pursuant to the provisions of the Stock Incentive Plan are final, conclusive and binding upon all persons.

Eligibility

        Officers, directors, employees, consultants (including employees of ACM who provide services to the Company) and advisors of the Company, its parent or subsidiaries are eligible to receive awards under the Stock Incentive Plan.

Types of Awards

        The Stock Incentive Plan provides for the grant of restricted shares of the Company's common stock, restricted stock units and options to purchase shares of the Company's common stock. These awards are discussed in more detail below.

Restricted Stock

        A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the plan administrator may determine in its sole discretion. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the plan administrator may determine.

        Restricted stock awards may be issued either alone or in addition to other awards granted under the Stock Incentive Plan. The recipient of a restricted stock award does not have any rights with respect to any such award until he or she has executed an award agreement evidencing the award and delivered an executed copy to the Company generally within a period of 60 days after the grant date.

        Except to the extent restricted under the award agreement relating to the restricted stock, the recipient of a restricted stock award generally has all of the rights of a stockholder. The rights of a restricted stock award recipient upon termination of employment or service is as set forth in the award agreement governing such award and the terms of the award agreement may differ from award to award. The Company's restricted stock awards generally provide that upon cessation of employment with or service to the Company, shares of restricted stock and any and all accrued but unpaid dividends that at the time have not been released from restrictions will be forfeited.

Restricted Stock Units

        Restricted stock units are contractual rights to receive a share of common stock upon the satisfaction of vesting conditions. Recipients of restricted stock units do not have the right of stockholders with respect to shares subject to the award until the award vests and such shares are issued.

Stock Options

        Options granted under the Stock Incentive Plan may be incentive stock options meeting the definition of an incentive stock option under Section 422 of the Internal Revenue Code, or options, which do not qualify as incentive stock options (referred to as nonqualified options). Each option award will be evidenced by an award agreement that specifies the option price, duration of the option, the number of shares to which the option pertains, termination and transferability rights and other provisions as the committee may determine to be appropriate. The option price for each grant will be at least equal to the fair market value (as defined in the Stock Incentive Plan) of the shares subject to the option on the grant date of the option. The date on which the committee adopts a resolution granting an option shall be considered the grant date of the option, unless such resolution specifies a later date. The Stock Incentive Plan generally provides that the exercise price of an option may not be reduced following the grant date and no option shall be cancelled in exchange for a replacement option with a lower exercise price or another type of award or cash payment, in each case without approval of the Company's stockholders.

        No option may be exercised later than the tenth anniversary date of its grant. All of the shares reserved for issuance under the Stock Incentive Plan may be granted as incentive stock options. No participant may be granted options for more than 250,000 shares of common stock in any calendar year.

Adjustments Upon Certain Corporate Transactions

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Company's common stock, the plan administrator shall determine to what extent an equitable substitution or proportionate adjustment shall be made in: (i) the aggregate number of shares of the common stock reserved for issuance under the Stock Incentive Plan; (2) the kind, number and purchase price of shares of the common stock subject to outstanding awards of restricted stock granted under the Stock Incentive Plan; (3) the kind, number and exercise price of shares of common stock subject to outstanding options granted under the Stock Incentive Plan; and (4) the annual limitation on the number of options that may be granted to any participant. Other substitutions or adjustments shall be made as determined in the plan administrator's discretion, including the cancellation of any outstanding awards in exchange for payment in cash or other property.

Effect of a Change in Control

        The treatment of awards in the event of a change in control of the Company will be set forth in the applicable award agreement. The Company's restricted stock award agreements have generally provided that all restrictions lapse as of the date of the change in control of the Company. The definition of a "change in control" will be provided in the restricted stock agreement and may vary from award to award. Generally a "change in control" will occur upon the occurrence of one of the following events:

  •
  a person is or becomes the owner of 25% or more of the voting stock of the Company;

  •
  directors serving on the Board of Directors on the date of the award agreement and any new directors whose election or nomination is approved or recommended by at least a two-thirds vote of the directors then still in office who either were directors on the date of the award agreement or whose election or nomination was previously so approved or recommended, cease to constitute a majority of directors;

  •
  consummation of a merger or consolidation of the Company or any subsidiary with any other corporation where Company securities represent less than 60% of the securities of the resulting entity; or

  •
  approval by the Company's stockholders of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company's assets.

        Awards agreements providing for the grant of stock options will generally provide that they vest over a multi-year period. In addition, they may provide that the vesting terms of the stock options will be accelerated upon a change in control of the Company.

Amendment and Termination

        The Company's Board of Directors may amend, alter or discontinue the Stock Incentive Plan, but cannot take any action that would impair the rights of an award recipient under any previously granted award without such recipient's consent. The Board of Directors must obtain approval of the stockholders for any amendment to the extent necessary to comply with applicable law or an applicable stock exchange listing requirement. The plan administrator may amend the terms of any award granted under the Stock Incentive Plan, prospectively, or retroactively, but generally may not impair the rights of any award recipient without his or her consent.

        Unless earlier terminated, the Stock Incentive Plan will terminate on April 3, 2024, provided that any awards then outstanding under the Stock Incentive Plan may extend beyond that date.

Federal Income Tax Consequences of the Stock Incentive Plan

        The following discussion of certain relevant federal income tax effects applicable to stock options and restricted stock awards granted under the Stock Incentive Plan is based on current law and is a summary only, and reference is made to the Internal Revenue Code for a complete statement of all relevant federal tax provisions.

Stock Options

        With respect to nonqualified options ("NSOs"), the participant will recognize no income upon grant or vesting of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

        In general, no taxable income is realized by a participant upon the grant, vesting or exercise of an incentive stock option ("ISO"). If shares of common stock are issued to a participant ("option shares") pursuant to the exercise of an ISO granted under the Stock Incentive Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant (a "disqualifying disposition"), then, generally upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant's "alternative minimum taxable income."

        If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares.

        Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an option intended to qualify as an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NSO as discussed above.

        In general, the Company will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income in respect of an option.

Restricted Stock

        A participant who receives a grant of restricted stock will not recognize any taxable income at the time the award is granted, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A participant's rights in restricted stock awarded under the Stock Incentive Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant.

        However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the participant does not make a Section 83(b) election within 30 days of receipt of the restricted shares, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the participant for such shares, will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse.

        In general, the Company will receive an income tax deduction at the same time and in the same amount as the employee recognizes ordinary income in respect of a share of restricted stock.

Restricted Stock Units

        Participants who receive restricted stock units are generally not taxed upon the grant of such awards, but instead recognize ordinary income at the time shares are delivered with respect to such awards, in an amount equal to the fair market value of such shares at the time of delivery.

Deductibility Limit on Compensation in Excess of $1.0 Million

        Section 162(m) of the Internal Revenue Code generally limits the deductible amount of total annual compensation paid by a public company to each "covered employee" (defined as the chief executive officer and three other most highly compensated executive officers of the Company other than the chief financial officer) to no more than $1.0 million. This includes, unless an exemption applies, compensation otherwise deductible in connection with awards granted under the Stock Incentive Plan. Excluded from total compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m) of the Internal Revenue Code. Unless an exception applies, compensation otherwise deductible in connection with awards granted under the Stock Incentive Plan will be subject to this limit.

Amended Plan Benefits

        If shareholder approval is obtained and the Company reaches certain performance goals, the Company expects to grant up to approximately 350,000 shares of restricted common stock to Mr. Kaufman under our Stock Incentive Plan in connection with the terms of his Annual Incentive Agreement further described in "Executive Compensation in 2017." In addition, the Company will be able to settle 1,316,093 performance-vesting restricted stock units (previously granted to Mr. Kaufman) in shares (rather than in cash). Other grants to be made under the Stock Incentive Plan are at the discretion of the Board or a Board committee and are not currently determinable.

Vote Required for Approval of the Amendment to the Stock Incentive Plan

        Approval of the amendment to the Stock Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities; provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. For purposes of the vote on the Stock Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote. If stockholder approval of the amendment to the Stock Incentive Plan is not obtained, then no issuances pursuant to the Stock Incentive Plan will be made that, when combined with the number of shares previously issued pursuant to the Stock Incentive Plan and not otherwise forfeited, exceeds in the aggregate 2,000,000 shares of our common stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2014 OMNIBUS STOCK INCENTIVE PLAN TO AUTHORIZE AN ADDITIONAL 5,000,000 SHARES OF THE COMPANY'S COMMON STOCK FOR ISSUANCE UNDER THE PLAN.

PROPOSAL NO. 3

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017

        The Audit Committee of our Board of Directors has appointed Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. The Board has endorsed this appointment. Ernst & Young LLP audited our consolidated financial statements for the fiscal years ended December 31, 2016 and December 31, 2015. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

        Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities.

        If this appointment is not ratified by our stockholders, the Audit Committee and the Board may each reconsider its recommendation and endorsement. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

Independent Accountants' Fees

        Aggregate fees for professional services rendered for us by Ernst & Young LLP and its affiliates for fiscal years ended December 31, 2016 and December 31, 2015 were as follows:

	2016	2015
Audit Fees	$2,218,933	$1,470,245
Audit-Related Fees	395,333	774,689
Tax Fees	26,906	437,897
All Other Fees	—	—

Total	$2,641,172	$2,682,831

        The Audit Fees billed were for professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2016 and December 31, 2015 and for other services, including compliance with the Sarbanes-Oxley Act of 2002, accounting consultations billed as audit services, review of financial statements included in Forms 10-Q, comfort letters, consents and review of the Company's registration statements under the Securities Act and other documents filed with the SEC in those fiscal years.

        The Audit-Related Fees were for professional services rendered relating to: (i) due diligence and agreed-upon procedures for 2016 and 2015; and (ii) services performed in connection with the Acquisition totaling $29,008 and $212,339 for 2016 and 2015, respectively.

        The Tax Fees were for tax advisory services performed in connection with the Acquisition.

Audit Committee Pre-Approval Policy

        In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any non-audit services to be performed by Ernst & Young LLP to ensure that the work does not compromise its independence in performing audit services. The Audit Committee also reviews and pre-approves all audit services. In some cases, pre-approval of a particular category or group of services, such as tax consulting services and audit services, is provided by the full Audit Committee for up to a year and is subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the full Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. All audit related fees were approved by the Audit Committee.

        The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. No services were provided by Ernst & Young LLP during 2016 and 2015 under such provision.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

 PROPOSAL NO. 4

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        In accordance with Section 14A of the Exchange Act, which was added by the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder approval at the 2017 Annual Meeting of Stockholders:

        "RESOLVED, that the stockholders of Arbor Realty Trust, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers as described in the Company's Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the Summary Compensation Table for 2016 and the related tables and disclosures."

        Stockholders are urged to read the "Compensation Discussion and Analysis" section and the "Summary Compensation Table for 2016" and related tables and disclosures under the heading "Executive Compensation," which provide more detail about our compensation policies and practices for our named executive officers. The Compensation Committee and the Board of Directors believe that these policies and practices are effective in providing a strong alignment of the interests of our named executive officers with those of our stockholders.

        The stockholder vote on this proposal is not binding on the Board of Directors or the Compensation Committee and cannot be construed as overruling any decision made by the Board or the Committee. However, the Board of Directors and the Compensation Committee will review the voting result on the non-binding resolution and expect to take it into consideration when making future decisions regarding the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

 PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NON-BINDING RESOLUTIONS TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        Pursuant to Section 951 of the Dodd-Frank Act and the resulting amended proxy solicitation rules of the SEC, we are seeking an advisory stockholder vote regarding whether the non-binding resolution to approve the compensation of our named executive officers should occur every one, two or three years.

        The Board of Directors asks that you recommend a frequency of "three years" for future non-binding resolutions on the compensation of our named executive officers and believes that setting an advisory vote every three years will be the most effective timeframe. Our executive compensation programs do not change significantly from year to year and we seek to be consistent in that:

  •
  we do not believe that our executive compensation programs encourage unnecessary or excessive risk taking that might be of concern to our stockholders, as confirmed by a review performed by the Company and reviewed by the Compensation Committee;

  •
  our executive compensation programs are designed to incentivize and reward performance over a multi-year period; and

  •
  our executive compensation program is designed to support long-term value creation and a triennial vote will allow stockholders to better judge the program in relation to our long-term performance.

        The advisory vote on this proposal is not binding on the Company or the Board of Directors and cannot be construed as overruling any decision made by the Board of Directors or the Compensation Committee. However, the Board of Directors of the Company will review the result of the advisory vote and take it into consideration when making future decisions regarding the frequency of submitting to stockholders the non-binding resolution to approve the compensation of our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS AN ADVISORY VOTE OF "THREE YEARS" FOR THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

 STOCKHOLDER PROPOSALS FOR 2018

        Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Nominating/Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the Company's 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in the Company's proxy statement for that meeting, the stockholder proposal must be received by the Company at its corporate headquarters, located at 333 Earle Ovington Boulevard, Suite 900, Uniondale, New York 11553, Attention: Secretary, on or before December 12, 2017.

        In order for a stockholder to nominate directors or propose other business at the Company's 2018 annual meeting of stockholders outside of Rule 14a-8, such nominations or proposal must contain the information required by the Company's bylaws and be received by the Company in accordance with the Company's bylaws. Pursuant to the Company's current bylaws, stockholder nominations or proposals must be submitted no later than January 11, 2018 and no earlier than December 12, 2017; provided, however, in the event that mailing of the notice for the 2018 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after April 11, 2018, to be timely, a proposal by a stockholder must be delivered not earlier than the 120th day prior to the date of mailing of the notice for such meeting and not later than the close of business on the later of (1) the 90th day prior to the date of mailing of the notice for such meeting and (2) the tenth day following the date on which public announcement of the date of such meeting is first made.

OTHER MATTERS

        Our Board of Directors knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

By Order of the Board of Directors,

John J. Bishar, Jr. Secretary

April 11, 2017

Uniondale, New York

APPENDIX A

ARBOR REALTY TRUST, INC.

2017 AMENDED OMNIBUS STOCK INCENTIVE PLAN

Approved by the Company's Stockholders on May 17, 2017

Section 1.    General Purpose of Plan; Definitions.

        The name of this plan is the Arbor Realty Trust, Inc. 2017 Amended Omnibus Stock Incentive Plan (the "Plan").

        The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to Participants (defined below) that are linked directly to stockholder value and will therefore inure to the benefit of all stockholders of the Company.

        For purposes of the Plan, the following terms shall be defined as set forth below:

          (a)   "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 2 below.

          (b)   "Award" means any award under the Plan.

          (c)   "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

          (f)    "Committee" means a committee of the Board, which shall consist of two or more individuals, each of whom shall qualify as (i) an "outside director" within the meaning of Section 162(m) of the Code, (ii) a "nonemployee director" within the meaning of Rule 16b-3 and (iii) an "independent director" within the meaning of the New York Stock Exchange Listed Company Manual. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

          (g)   "Common Stock" means the common stock, par value $0.01 per share, of the Company.

          (h)   "Company" means Arbor Realty Trust, Inc., a Maryland corporation (or any successor corporation).

          (i)    "Disability" means the inability of a Participant to perform substantially his or her duties and responsibilities to the Company or to any Parent or Subsidiary by reason of a physical or mental disability or infirmity (i) for a continuous period of six months, or (ii) at such earlier time as the Participant submits medical evidence satisfactory to the Administrator that the Participant has a physical or mental disability or infirmity that will likely prevent the Participant from returning to the performance of the Participant's work duties for six months or longer. The date of such Disability shall be the last day of such six-month period or the day on which the Participant submits such satisfactory medical evidence, as the case may be.

          (j)    "Eligible Recipient" means an officer, director, employee, consultant (including employees of the Manager who provide services to the Company) or advisor of the Company or of any Parent or Subsidiary.

          (k)   "Exercise Price" means the per share price, if any, at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

          (l)    "Fair Market Value" as of a particular date shall mean the fair market value of a share of Common Stock as determined by the Administrator in its sole discretion in accordance with Section 409A of the Code; provided, however, that (i) if the Common Stock is admitted to trading on a national securities exchange, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (ii) if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of a share of Common Stock on any date shall be the closing sale price reported for such share on such system on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, or (iii) if the Common Stock is admitted to quotation on the Nasdaq System but has not been designated as an NMS security, fair market value of a share of Common Stock on any date shall be the average of the highest bid and lowest asked prices of such share on such system on such date or, if no bid and ask prices were reported on such date, on the last date preceding such date on which both bid and ask prices were reported.

          (m)  "Incentive Stock Option" means any Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

          (n)   "Manager" means Arbor Commercial Mortgage, LLC, a New York limited liability company, or any successor.

          (o)   "Nonqualified Stock Option" means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

          (p)   "Option" means an option to purchase Shares granted pursuant to Section 6 below.

          (q)   "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

          (r)   "Participant" means any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in Section 2 below, to receive grants of Options and/or awards of Restricted Stock.

          (s)   "Restricted Stock" means Shares subject to certain restrictions granted pursuant to Section 7 below.

          (t)    "Restricted Stock Unit" means a contractual right to receive Shares (or its then Fair Market Value in cash) in the future, subject to the satisfaction of vesting conditions.

          (u)   "Shares" means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 and 4, and any successor security.

          (v)   "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 2.    Administration.

        The Plan shall be administered by the Board or, at the Board's sole discretion, by the Committee, which shall be appointed by the Board, and which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority:

          (a)   to select those Eligible Recipients who shall be Participants;

          (b)   to determine whether and to what extent Options or awards of Restricted Stock or Restricted Stock Units are to be granted hereunder to Participants;

          (c)   to determine the number of Shares to be covered by each Award granted hereunder;

          (d)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder; and

          (e)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock or Restricted Stock Units granted hereunder.

        The Administrator shall have the authority, in its sole discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Section 3.    Shares Subject to Plan.

        The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 7,000,000 shares, all of which may be granted in respect of Incentive Stock Options. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

        To the extent that (i) any Shares subject to an Option terminate or expire without exercise of the Option, or (ii) any Shares subject to any award of Restricted Stock or Restricted Stock Units are forfeited, such terminated, expired or forfeited Shares shall again be available for issuance in connection with future Awards granted under the Plan.

Section 4.    Corporate Transactions.

        In the event of any merger, reorganization, consolidation, recapitalization, spin-off, combination, stock repurchase, stock split, reverse stock split, stock dividend, extraordinary dividend, or other change in corporate structure affecting the Common Stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the kind, number and Exercise Price of Shares subject to outstanding Options or Restricted Stock Units granted under the Plan, (iii) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Stock granted under the Plan and (iv) the limitation set forth in Section 6(i), in each case as may be determined by the Administrator, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. In connection with any event described in this paragraph, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding awards and payment in cash or other property therefor.

Section 5.    Eligibility.

        Eligible Recipients may be granted Options and/or awards of Restricted Stock or Restricted Stock Units. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients.

        The Administrator shall have the authority to grant to any Eligible Recipient who is an employee of the Company or of any Parent or Subsidiary (including directors who are also officers of the Company) Incentive Stock Options, Nonqualified Stock Options, or both types of Options, and/or Restricted Stock or Restricted Stock Units. Non-employee Directors of the Company or of any Parent or Subsidiary, consultants (including employees of the Manager who provide services to the Company) or advisors who are not also employees of the Company or of any Parent or Subsidiary may only be granted Options that are Nonqualified Stock Options and/or Restricted Stock or Restricted Stock Units.

Section 6.    Options.

        Options may be granted alone or in addition to other awards of Restricted Stock or Restricted Stock Units granted under the Plan. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.

        The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.

        Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

          (a)    Option Exercise Price.    The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, (i) in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Common Stock on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any Parent or Subsidiary), and (ii) in the case of Nonqualified Stock Options, be less than 100% of the Fair Market Value of the Common Stock on such date.

          (b)    Option Term.    The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or of any Parent or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

          (c)    Exercisability.    Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, in its sole discretion.

          (d)    Method of Exercise.    Subject to Section 6(c), Options may be exercised in whole or in part at any time during the Option period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by (i) payment in full of the aggregate Exercise Price of the Shares so purchased in cash, (ii) delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate Exercise Price payable with respect to the Options' exercise; (iii) simultaneous sale through a broker reasonably acceptable to the Administrator of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) payment of the Exercise Price through such other method as the Administrator may authorize from time to time in its sole discretion.

          In the event a grantee elects to pay the Exercise Price payable with respect to an Option pursuant to clause (ii) above: (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the Exercise Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (i) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the Exercise Price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (ii) direction to the grantee's broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the Exercise Price is made by delivery of Common Stock, the difference, if any, between the aggregate Exercise Price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate Exercise Price payable with respect to the Option being exercised (plus any applicable taxes).

          (e)    Non-Transferability of Options.    Except as otherwise provided by the Administrator or in the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

          (f)    Termination of Employment or Service.    The rights of Participants granted Options upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason prior to the exercise of such Options shall be set forth in the Award Agreement governing such Options.

          (g)    Annual Limit on Incentive Stock Options.    To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options granted to a Participant under this Plan and all other option plans of the Company or of any Parent or Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Nonqualified Stock Options.

          (h)    Rights as Stockholder.    An Optionee shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 10(d) hereof and, if requested, has given the representation described in Section 10(b) hereof.

          (i)    Annual Limitation.    No Eligible Recipient will be granted Options for more than 250,000 shares of Common Stock during any single calendar year.

          (j)    No Repricing.    Other than with respect to an adjustment described in Section 4, in no event shall the Exercise Price of an Option be reduced following the grant of an Option, nor shall an Option be cancelled in exchange for a replacement Option with a lower exercise price or in exchange for another type of Award or cash payment without approval of the Company's stockholders.

Section 7.    Restricted Stock; Unrestricted Stock; Restricted Stock Units.

        Awards of Restricted Stock may be issued either alone or in addition to Options or Restricted Stock Units granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 7(b)), if any, applicable to awards of Restricted Stock. The Administrator may also condition the grant of the award of Restricted Stock upon the exercise of Options or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Stock need not be the same with respect to each Participant.

          (a)    Awards and Certificates.    The prospective recipient of awards of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award (a "Restricted Stock Award Agreement") and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in Section 7(b), each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award.

          The Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

          (b)    Restrictions and Conditions.    The awards of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

              (i)  Subject to the provisions of the Plan and the Restricted Stock Award Agreement governing any such Award, during such period, if any, as may be set by the Administrator commencing on the date of grant (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion.

             (ii)  Except as provided in Section 7(b)(i), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine.

            (iii)  The rights of Participants granted awards of Restricted Stock upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason during the Restricted Period shall be set forth in the Restricted Stock Award Agreement governing such Awards.

          (c)    Unrestricted Shares.    Awards of unrestricted (fully vested) Shares may also be made under the Plan, in the discretion of the Administrator.

          (d)    Restricted Stock Units.    The Administrator shall have the authority to determine the Eligible Recipients to whom Restricted Stock Units shall be granted, the number of Restricted Stock Units to be granted to each such Participant, the conditions under which the Restricted Stock Units may become vested or forfeited and such other terms and conditions, as the Administrator may determine, that are not inconsistent with the provisions of the Plan. Payment with respect to Restricted Stock Units shall be made in cash, in Shares, or in a combination of cash and Shares, as determined by the Administrator. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to Restricted Stock Units the Shares subject thereto have been issued to the Participant.

Section 8.    Amendment and Termination.

        The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant's consent. The Board shall obtain approval of the Company's stockholders for an amendment to the extent such approval is required in order to comply with applicable law or stock exchange listing requirement.

        The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 9.    Unfunded Status of Plan.

        The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 10.    General Provisions.

          (a)   Shares shall not be issued pursuant to any Award granted hereunder unless such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)   The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

          All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

          (c)   Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

          (d)   Any delivery of Shares hereunder shall be subject to the satisfaction by the Participant of applicable withholding requirements. Unless otherwise determined by the Administrator, a Participant may elect to deliver shares of Common Stock (or have the Company withhold shares) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an Option or the delivery of Restricted Stock or Restricted Stock Units upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the Shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a Participant elects to deliver Shares of Common Stock pursuant to this Section 10(d), such delivery must be made subject to the conditions and pursuant to the procedures set forth in Section 6(d) with respect to the delivery of Common Stock in payment of the Exercise Price of Options.

          (e)   No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

Section 11.    Effective Date of Plan.

        The Plan has been adopted and approved by the Board and shall become effective as of May 17, 2017 (the "Effective Date"), subject to the approval of the stockholders of the Company.

Section 12.    Term of Plan.

        No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 13.    Governing Law.

        This Plan and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary.

ANNUAL MEETING OF STOCKHOLDERS OF ARBOR REALTY TRUST, INC. May 17, 2017 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.arbor.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20330303004000000000 3 051717 Proposal 2. Approval of an amendment and restatement to the Arbor common stock of Arbor Realty Trust, Inc. for issuance under changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND FOR “THREE YEARS” ON PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The Board of Directors recommends a vote FOR all nominees listed in Proposal 1. Proposal 1. Election of directors to serve on the Board of Directors of Arbor Realty Trust, Inc. NOMINEES: FOR ALL NOMINEESO Ivan Kaufman O Melvin F. Lazar WITHHOLD AUTHORITYO George Tsunis FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: The Board of Directors recommends a vote FOR Proposal 2. FOR AGAINST ABSTAIN Realty Trust, Inc. 2014 Omnibus Stock Incentive Plan (the “Plan”) to authorize an additional 5,000,000 shares of the Plan. The Board of Directors recommends a vote FOR Proposal 3. Proposal 3. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Arbor Realty Trust, Inc. for fiscal year 2017. The Board of Directors recommends a vote FOR Proposal 4. Proposal 4. Advisory vote to approve the compensation of Arbor Realty Trust, Inc.’s named executive officers as disclosed in the proxy statement. The Board of Directors recommends a vote for THREE YEARS on Proposal 5. 1 year 2 years 3 years ABSTAIN Proposal 5. Advisory vote on the frequency of future advisory votes to approve the compensation of Arbor Realty Trust, Inc.’s named executive officers. Proposal 6. To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

ANNUAL MEETING OF STOCKHOLDERS OF ARBOR REALTY TRUST, May 17, 2017 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330303004000000000 3 051717 Proposal 2. Approval of an amendment and restatement to the Arbor “Plan”) to authorize an additional 5,000,000 shares of the Plan. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3 AND 4 AND FOR “THREE YEARS” ON PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The Board of Directors recommends a vote FOR all nominees listed in Proposal 1. Proposal1. Election of directors to serve on the Board of Directors of Arbor Realty Trust, Inc. NOMINEES: FOR ALL NOMINEESO Ivan Kaufman O Melvin F. Lazar WITHHOLD AUTHORITYO George Tsunis FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: The Board of Directors recommends a vote FOR Proposal 2. FOR AGAINST ABSTAIN Realty Trust, Inc. 2014 Omnibus Stock Incentive Plan (the common stock of Arbor Realty Trust, Inc. for issuance under The Board of Directors recommends a vote FOR Proposal 3. Proposal 3. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Arbor Realty Trust, Inc. for fiscal year 2017. The Board of Directors recommends a vote FOR Proposal 4. Proposal 4. Advisory vote to approve the compensation of Arbor Realty Trust, Inc.’s named executive officers as disclosed in the proxy statement. The Board of Directors recommends a vote for THREE YEARS on Proposal 5. 1 year 2 years 3 years ABSTAIN Proposal 5. Advisory vote on the frequency of future advisory votes to approve the compensation of Arbor Realty Trust, Inc.’s named executive officers. Proposal 6. To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://www.arbor.com COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 0 ARBOR REALTY TRUST, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2017 The undersigned stockholder of Arbor Realty Trust, Inc., a Maryland corporation (the "Company"), hereby appoints Paul Elenio, John J. Bishar, and Leah Fisher, and each of them, the proxy or proxies of the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on May 17, 2017 at 11:00 a.m., local time, at The Teleconference Center on the lower level of 333 Earle Ovington Boulevard, Uniondale, New York and any postponements or adjournments thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all proxies possessed by the undersigned if personally present at the meeting. This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" all nominees listed in Proposal 1, “FOR” Proposals 2, 3 and 4 and for “THREE YEARS” on Proposal 5. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 14475 1.1